UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )

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Mannatech, Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COPPELL, TEXAS

April 15, 2014

Dear Shareholder:

This letter extends to you a personal invitation to join us at our 2014 Annual Shareholders’ Meeting on Wednesday, May 28, 2014, at 9:00 a.m., Central Daylight Time, at the Grapevine Convention Center located at 1209 South Main Street, Grapevine, Texas.

The purpose of this year’s meeting is to (i) elect two Class III directors, (ii) ratify the appointment of our independent registered public accounting firm, (iii) hold an advisory vote on executive compensation (“Say-on-Pay”); and (iv)  approve an amendment to the 2008 Stock Incentive Plan to increase the number of shares of common stock subject to the plan by 130,000.

We have enclosed with this letter an official notice of our 2014 Annual Shareholders’ Meeting and proxy statement, which contains further information about the items to be voted on and information about the meeting itself, including a description of the matters to be considered and acted on at our 2014 Annual Shareholders’ Meeting.

REMEMBER, regardless of the number of shares that you hold, your vote is very important to our business and to us. Whether or not you plan to attend our 2014 Annual Shareholders’ Meeting, we urge you to cast your vote by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials that you received, or if you received a paper copy of the proxy card, to mark, date, sign and return the proxy card in the envelope provided. You may still vote in person if you attend the meeting, even if you have previously given your proxy.

We want to thank you for your ongoing support and we hope to see you at our 2014 Annual Shareholders’ Meeting.

Sincerely,

J. Stanley Fredrick Chairman of the Board of Directors

MANNATECH, INCORPORATED
NOTICE OF OUR 2014 ANNUAL SHAREHOLDERS’ MEETING
TO BE HELD ON MAY 28, 2014

TO THE SHAREHOLDERS OF MANNATECH, INCORPORATED,

The 2014 Annual Shareholders’ Meeting of Mannatech, Incorporated will be held at the Grapevine Convention Center, located at 1209 South Main Street, Grapevine, Texas, on Wednesday, May 28, 2014, at 9:00 a.m., Central Daylight Time, for the following purposes:

•	Proposal 1 - To elect Messrs. Alan D. Kennedy and Robert A. Toth as a Class III directors.

•	Proposal 2 - To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm, for the year ending December 31, 2014.

•	Proposal 3 – To hold an advisory vote on executive compensation (“Say-on-Pay”).

•	Proposal 4 – To approve an amendment to the 2008 Stock Incentive Plan to increase the number of shares of common stock subject to the plan by 130,000.

and

•	To act upon such other matters as may properly come before our annual meeting.

Our Board of Directors has set the close of business on April 4, 2014 as the record date for the determination of shareholders entitled to receive notice of and to vote at our 2014 Annual Shareholders’ Meeting or any adjournment(s) thereof.

By order of our Board of Directors,

J. Stanley Fredrick
Chairman of the Board of Directors

Coppell, Texas
April 15, 2014

IMPORTANT

Whether or not you expect to attend the 2014 Annual Shareholders’ Meeting, we strongly urge you to cast your vote by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials that you received, or if you received a paper copy of the proxy card, to mark, date, sign and return the proxy card in the envelope provided, prior to the meeting on May 28, 2014, to help ensure the presence of a quorum for the meeting and to save the expense and extra work of additional solicitation. Voting by proxy by any method prior to the meeting will not prevent you from attending the 2014 Annual Shareholders’ Meeting or revoking your prior vote and voting at the 2014 Annual Shareholders’ Meeting.

In accordance with rules promulgated by the SEC, we are providing access to our proxy materials, including this proxy statement and our annual report on Form 10-K, for the year ended December 31, 2013, over the Internet. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. The notice contains instructions on how to access those proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials. All shareholders who do not receive a notice will receive a paper copy of our proxy materials by mail. We believe that this process reduces the environmental impact and lowers the costs of printing and distributing our proxy materials.

MANNATECH, INCORPORATED
600 South Royal Lane, Suite 200
Coppell, Texas 75019

PROXY STATEMENT FOR OUR 2014 ANNUAL SHAREHOLDERS’ MEETING
TO BE HELD ON MAY 28, 2014

GENERAL INFORMATION ABOUT OUR 2014 ANNUAL SHAREHOLDERS’ MEETING

General Information

Our Board of Directors (the “Board”) is soliciting the enclosed proxy for use at our 2014 Annual Shareholders’ Meeting to be held on May 28, 2014 at 9:00 a.m., Central Daylight Time, at the Grapevine Convention Center located at 1209 South Main Street, Grapevine, Texas. The Notice of Internet Availability of Proxy Materials is being mailed or delivered on or about April 17, 2014, to shareholders of record owning our common stock on the close of business on April 4, 2014. Paper copies of our proxy materials are being mailed or delivered on or about April 17, 2014, to shareholders of record who have previously requested to receive paper copies of proxy materials. The list of frequently asked questions is attached to this proxy statement as Appendix A. Unless otherwise stated, all references in this proxy statement to “Mannatech,” the “Company,” “us,” “our,” or “we” are to Mannatech, Incorporated, a Texas corporation.

Shareholders Entitled to Vote

Shareholders who owned our common stock as of the close of business on April 4, 2014, the record date, are called “shareholders of record” and are entitled to vote at the 2014 Annual Shareholders’ Meeting. As of April 4, 2014, we had 2,654,913 outstanding shares of our common stock, $0.0001 par value per share, which is our only class of outstanding voting securities. As of April 4, 2014, we had 1,285 shareholders of record. Each share of our common stock entitles a shareholder to one vote. A complete list of direct shareholders entitled to vote at the 2014 Annual Shareholders’ Meeting will be available for examination by shareholders for purposes pertaining to the 2014 Annual Shareholders’ Meeting at our corporate headquarters in Coppell, Texas during normal business hours from May 16, 2014 until May 27, 2014. The shareholder list will also be available for review prior to and during the 2014 Annual Shareholders’ Meeting to be held on May 28, 2014. A shareholder who wants to examine the list prior to our Annual Shareholders’ Meeting should arrange an appointment by contacting our Investor Relations department at (972) 471-6512.

Voting in Person

If you are a shareholder of record and plan to attend the 2014 Annual Shareholders’ Meeting, you may deliver your completed and signed proxy card in person. If a broker or bank holds your Mannatech shares in street name, and you wish to vote in person at the 2014 Annual Shareholders’ Meeting, you will need to obtain a legal proxy form from your broker or bank that holds your shares of record and you must bring that document to the 2014 Annual Shareholders’ Meeting.

Voting by Proxy

The proxy process is the means by which shareholders can exercise their rights to vote for the election of directors and other strategic corporate proposals. The notice of meeting and this proxy statement provide notice of a scheduled shareholder meeting, describe the directors presented for re-election, include information regarding the selection of BDO USA, LLP as our independent registered public accounting firm for 2014 and include other information required to be disclosed to shareholders. Shareholders may vote by telephone, through the Internet, or by returning a proxy card, without having to attend the shareholder meeting in person.

By executing a proxy, you authorize Larry A. Jobe, to act as your proxy to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary shareholder approval of proposals, a “quorum” of shareholders (a majority of the issued and outstanding shares of common stock as of the record date entitled to vote) must be represented at the meeting in person or by proxy. Since few shareholders can spend the time or money to attend shareholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the shareholder vote. It is important that you attend the meeting in person or grant a proxy to vote your shares to assure a quorum is present so corporate business may be transacted. If a quorum is not present, we must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of the Company or our shareholders.

Properly executed votes by proxy received prior to or at the 2014 Annual Shareholders’ Meeting on May 28, 2014 or at any adjournment(s) or postponement(s) thereof will be counted by Broadridge Financial Solutions, Inc., our Inspector of Elections. If a shareholder specifies how such shareholder’s proxy-vote is to be cast on any business to come before the meeting, such proxy-vote will be voted in accordance with such specifications. If no specification is made on a properly executed proxy card, the shareholder’s vote by proxy will be voted “FOR” each of our 4 proposals consistent with the recommendations made by the Board.

Revoking or Changing a Proxy

A shareholder may revoke a vote by proxy at any time prior to the 2014 Annual Shareholders’ Meeting. If you are a shareholder of record with direct ownership over your Mannatech common stock, your proxy can be revoked by (i) timely delivery of a written revocation delivered to Erin Barta, General Counsel, and Corporate Secretary, Mannatech, Incorporated, 600 South Royal Lane, Suite 200, Coppell Texas 75019; (ii) submission of another valid proxy bearing a later date; or (iii) attendance at the 2014 Annual Shareholders’ Meeting in person and notice to the Inspector of Elections that you intend to vote your shares in person. If your Mannatech shares are held in street name by a broker or bank (“broker”), you must contact your broker in order to revoke your proxy, but generally, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the 2014 Annual Shareholders’ Meeting and voting in person.

Effects of Not Voting

The effect of not voting depends on how you own your shares. If you own shares directly, as a holder of record, rather than indirectly through a broker of record, your unvoted shares will not be represented at our meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected. If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described below, if you own your shares through a broker and you do not vote, your broker may or may not vote your shares, depending upon the proposal.

If you own your shares through a broker and you do not vote, your broker may vote your shares at its discretion on “routine matters.” However, with respect to other proposals, a broker may not vote a non-voting shareholder’s shares. With respect to proposals on which a broker may not vote a non-voting shareholder’s shares, the aggregate number of non-voted shares is reported as “broker non-votes” (shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote) and counted only for purposes of determining a quorum.

If you do not vote your shares on Proposal 1 (Election of Director), Proposal 3 (“Say-on-Pay” Advisory Vote) and Proposal 4 (Incentive Plan Amendment), your brokerage firm cannot vote them for you and they will remain unvoted. Therefore, it is very important that you vote your shares for all proposals. Proposal 2 (Ratification of Auditors) set forth in this proxy statement is a routine matter on which brokers will be permitted to vote your shares at the broker’s discretion if you do not provide your broker with instructions on how to vote on this matter.

Direct Ownership

For the purpose of determining how to vote your shares at the 2014 Annual Shareholders’ Meeting, registered holders of record are deemed to have “direct ownership” over their Mannatech shares if they hold their shares directly in their name. This is typically evidenced by the receipt of our mailings directly from us or from our transfer agent, Computershare.

Beneficial Ownership

For the purposes of determining how to vote your shares at the 2014 Annual Shareholders’ Meeting, you are deemed to have “beneficial ownership” over your Mannatech shares if you: (i) previously deposited your stock certificates with a broker; (ii) purchased your shares directly through a broker; or (iii) sent your stock certificates to a broker to be deposited into your brokerage account. Beneficial ownership is typically evidenced by a shareholder’s receipt of our mailings from either a broker or through a solicitor, which is usually Broadridge Financial Solutions, Inc.

As a beneficial owner, a shareholder still holds Mannatech shares, but neither we nor our transfer agent has access to any list of individual shareholders’ names from the various brokers of record. The only information our transfer agent has concerning shareholders who own stock through a broker is the broker’s name, the aggregate total number of shares held by each broker on behalf of their clients, and the aggregate number of votes cast for any of our proposals.

WE CAUTION OUR SHAREHOLDERS THAT each brokerage firm has a unique set of voting instructions. As a result, a shareholder should always read all the information provided in each of the proxy information packets received and follow the specific voting instructions enclosed in each packet with respect to applicable telephone numbers, Internet addresses, mailing addresses, and attending or voting at the 2014 Annual Shareholders’ Meeting.

If a shareholder receives more than one proxy information packet, such shareholder’s shares are registered in more than one account. Again, remember that each proxy information packet may have different voting instructions, account or control numbers, mailing addresses, Internet addresses, and telephone numbers. As a result, each shareholder should be cautioned to use only the set of voting instructions, account and control numbers, addresses, and telephone numbers provided in such shareholder’s proxy information packet to ensure such shareholder’s vote for all of its owned shares is properly included in the tabulation of votes for our meeting.

Beneficial shareholders are also instructed to read their proxy-voting card instructions given to them by their brokers or their brokers’ solicitors prior to the meeting in order to obtain instructions on how to vote at the meeting. If a beneficial shareholder does not follow the brokers’ specific instructions, our Inspector of Elections is not allowed to count such beneficial shareholder’s vote by ballot at the 2014 Annual Shareholders’ Meeting.

Tabulating the Votes

A representative from Broadridge Financial Solutions, Inc., which will act as our Inspector of Elections, is responsible for tabulating the votes for the 2014 Annual Shareholders’ Meeting. The presence, in person or by proxy, of the holders of at least a majority of the shares of our common stock outstanding as of April 4, 2014, our record date, is necessary to establish a quorum for the 2014 Annual Shareholders’ Meeting. Abstentions and “broker non-votes,” if any, will be counted as shares present and entitled to vote for purposes of determining a quorum for the 2014 Annual Shareholders’ Meeting. A “broker non-vote” occurs when brokers holding shares in “street name” have not received voting instructions from the beneficial owner and either chooses not to vote those shares on a routine matter at the 2014 Annual Shareholders’ Meeting or is not permitted to vote those shares on a non-routine matter. If a proxy-voting card is signed by the shareholder but submitted without specific voting instructions, the shareholder’s vote will automatically be counted as a vote “FOR” Proposal 1 (Election of Director), Proposal 2 (Ratification of Auditors), Proposal 3 (“Say-on-Pay” Advisory Vote) and Proposal 4 (Incentive Plan Amendment).  If your shares are held in “street name” and you do not provide specific voting instructions to your broker, then your shares will not be included in the vote for Proposal 1 (Election of Director), Proposal 3 (“Say-on-Pay” Advisory Vote) or Proposal 4 (Incentive Plan Amendment), but will be voted at the discretion of your broker with respect to Proposal 2 (Ratification of Auditors).

For Proposal 1 (Election of Director) — Assuming a quorum is obtained, our Class III directors will be elected by a plurality of the shares represented, in person or by proxy, at the 2014 Annual Shareholders’ Meeting and entitled to vote. This means that the two nominees receiving the highest number of affirmative votes at the meeting will be elected as our two Class III directors. Votes marked “FOR ALL” will be counted in favor of both nominees. Votes marked “WITHHOLD ALL” will be counted against both nominees. To specify differently, a shareholder must check the “FOR ALL EXCEPT” box and then write the names of the nominees for whom the shareholder wishes to vote against. Votes marked “WITHHOLD ALL” have no effect on the vote since a plurality of the votes is required for the election of each nominee. Shareholders may not abstain from voting with respect to the election of directors.

A shareholder cannot write-in the names of additional nominees when voting by proxy. However, at the meeting, shareholders of record will be allowed to write-in additional names of nominee(s) on the ballot. To write-in a nominee on the ballot, the shareholder will need to check the “FOR ALL EXCEPT” box and identify each of the nominees for which the shareholder does not wish to vote in the space provided. The shareholder will then be allowed to write-in only as many nominees as the shareholder has withheld votes from. For example, if there are a total of two nominees listed on the ballot and the shareholder wishes to withhold its vote for one of the two nominees, the shareholder should list the name of the one nominee for whom the vote is withheld and write-in one additional name for nominees to the Board.

(THE BOARD RECOMMENDS A VOTE “FOR ALL” PROPOSAL 1.)

For Proposal 2 (Ratification of Auditors) — If a quorum is obtained, and a majority of the shares represented, in person or by proxy, at the 2014 Annual Shareholders’ Meeting and entitled to vote, are in favor of Proposal 2, the ratification of the appointment of our independent registered public accounting firm for the year ended December 31, 2014, will be approved. Votes marked “FOR” Proposal 2 will be counted in favor of the ratification of the appointment of our independent registered public accounting firm for the year ended December 31, 2014. An abstention from voting on Proposal 2 will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote.  Accordingly, an “ABSTENTION” will have the same effect as a vote “AGAINST” Proposal 2.

(THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2.)

For Proposal 3 (“Say-on-Pay”Advisory Vote) — If a quorum is obtained, and a majority of shares represented, in person or by proxy, at the 2014 Annual Shareholders’ Meeting and entitled to vote, are in favor of Proposal 3  the current executive compensation program will be approved by shareholders on an advisory basis. Votes marked “FOR” Proposal 3 will be counted in favor of the current executive compensation program. An abstention from voting on Proposal 3 will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an “ABSTENTION” will have the same effect as a vote “AGAINST” Proposal 3.  “Broker non-votes” are not considered shares entitled to vote for purposes of Proposal 3 and thus will have no effect on the outcome of the approval, on an advisory basis, of our executive compensation program.

(THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 3.)

For Proposal 4 (Incentive Plan Amendment) — If a quorum is obtained, and a majority of the shares represented, in person or by proxy, at the 2014 Annual Shareholders’ Meeting and entitled to vote, are in favor of Proposal 4 (Incentive Plan Amendment), our 2008 Stock Incentive Plan will be amended to increase the number of shares of common stock subject to the plan by 130,000. Votes marked “FOR” Proposal 4 (Incentive Plan Amendment) will be counted in favor of amendment of the 2008 Stock Incentive Plan to increase the number of shares of common stock subject to the plan by 130,000.  An abstention from voting on Proposal 4 will not be voted on that proposal, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an “ABSTENTION” will have the same effect as a vote “AGAINST” Proposal 4. “Broker non-votes” are not considered shares entitled to vote for purposes of Proposal 4 and thus will have no effect on the outcome of the approval of the amendment of the 2008 Stock Incentive Plan.

(THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 4)

Solicitation of Proxy-Votes

We may solicit proxy-votes through the mail, in person, and by telecommunications. We will bear all expenses in preparing, printing, and mailing the proxy materials to our shareholders.

Admission and Voting at Our 2014 Annual Shareholders’ Meeting

Voting at the 2014 Annual Shareholders’ Meeting is limited to shareholders of record having evidence of ownership as of the record date, April 4, 2014. If your shares are NOT held in your name, we may require you to show evidence of your ownership at our meeting. Evidence typically includes your proxy-voting card or your brokerage statement showing proof of stock ownership as of the close of business on April 4, 2014, such as your April 2014 brokerage statement or a printout of shares held at the close of April 4, 2014. At our 2014 Annual Shareholders’ Meeting, shareholders of record will be given a ballot upon verification of stock ownership.

We will not allow any cameras or recording equipment in the meeting room. As a courtesy and as time permits, we will provide a brief question and answer period for our shareholders of record.

Shareholders of record will be given ballots upon verification of stock ownership. REMEMBER that beneficial shareholders must obtain a power of attorney form or legal proxy from their brokers prior to the meeting in order for their votes by ballot to be counted since their brokers may have already reported their shares as “broker non-votes”. Prior to our May 28, 2014 meeting, beneficial shareholders are strongly urged to read their proxy-voting card instructions on how to vote at our 2014 Annual Shareholders’ Meeting. They should also contact their brokers by the Monday prior to our 2014 Annual Shareholders’ Meeting to ensure they obtain the proper paperwork in order to vote at our meeting. If a beneficial shareholder does not follow its broker’s instructions, our Inspector of Elections will not count such shareholder’s vote by ballot at the 2014 Annual Shareholders’ Meeting. The instructions are usually located on the back of each proxy-voting card.

Shareholder Procedures for Nominating Board Members or Introducing Proposals

a) For the 2014 Annual Shareholders’ Meeting

For the 2014 Annual Shareholders’ Meeting, the deadline for recommending a nominee for nomination to the Board expired on December 31, 2013. A shareholder of record is prohibited from writing in nominees for the Board on their proxy-voting card. However, a shareholder of record may write-in nominees for the Board on its ballot at the 2014 Annual Shareholders’ Meeting by following the instructions outlined above on page 4, under the heading “Tabulating the Votes.” We reserve the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

The deadline for submitting written shareholder proposals that comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be presented at our 2014 Annual Shareholders’ Meeting for inclusion in our proxy statement and proxy-voting card expired on December 27, 2013.

Subject and pursuant to Rule 14a-4(c)(1) under the Exchange Act, we have not been given notice of any shareholder proposals intended to be presented at the 2014 Annual Shareholders’ Meeting without inclusion in our proxy statement. Because we did not receive notice of any shareholder proposals intended to be presented at the 2014 Annual Shareholders’ Meeting by March 12, 2014, your properly executed proxy card will confer discretionary authority on the holder of your proxy to vote your shares, in the manner the holder so chooses, on any such shareholder proposals properly presented at the 2014 Annual Shareholders’ Meeting. The Board reserves the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. We also did not receive any nominees for directors from shareholders for the 2014 Annual Shareholders’ Meeting.

b) For our 2015 Annual Shareholders’ Meeting

Under our Fourth Amended and Restated Bylaws, dated August 8, 2001, as amended (our “Bylaws”), the Nominating/Governance and Compliance Committee of our Board of Directors recommends all candidates for nomination to the Board. If a shareholder would like our Nominating/Governance and Compliance Committee to consider specific candidates for nomination to the Board, a shareholder should deliver written notice to our Chief Financial Officer at our United States corporate headquarters, located at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019, or by fax at (972) 471-5642. Written notice of such proposed candidates for director should be delivered no later than December 31, 2014 to allow the Board time to consider such persons for nomination at our 2015 Annual Shareholders’ Meeting and to include nominees in our 2015 proxy statement and form of proxy. The written notice should include the candidates’ full name, age, biographical background, and qualifications.

Our Chief Financial Officer is required to forward all received written notices to our Nominating/Governance and Compliance Committee. Our Nominating/Governance and Compliance Committee consists of four independent directors who review each proposed candidate and submit a recommended list of proposed candidates to the Board. The Board then approves a list of proposed candidates, which are the only nominees that are listed on our ballot, the proxy-voting card, and our proxy statement on Schedule 14A. We expect to file our 2015 proxy statement with the SEC on or before April 30, 2015.

Proposals by shareholders that comply with all applicable provisions of Rule 14a-8 under the Exchange Act and are intended to be presented at our 2015 Annual Shareholders’ Meeting must be delivered in writing to our Chief Financial Officer at our United States corporate offices, on or before December 26, 2014, in order to be eligible for inclusion in our 2015 proxy statement and proxy-voting card.

Subject to and pursuant to Rule 14a-4(c)(1) under the Exchange Act if a shareholder proposal is intended to be presented at our 2015 Annual Shareholders’ Meeting without inclusion in our 2015 proxy statement, and notice of such proposal is not submitted in writing to our Chief Financial Officer by March 11, 2015, then with regard to any such shareholder proposals, a properly executed proxy card for our 2015 Annual Shareholders’ Meeting will confer discretionary authority on the holder of a shareholder’s proxy to vote such shareholder’s shares in the manner the proxy holder so chooses. However, the Board reserves the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

A copy of our Bylaws is published on our corporate website or may be obtained upon written request to our General Counsel, and Corporate Secretary, Mrs. Erin K. Barta, at our United States headquarters located at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019. In addition, our Bylaws were furnished as Exhibits 3.2 and 3.1 to our Form 10-K and Form 8-K, respectively, filed with the SEC on March 16, 2007 and December 6, 2007, respectively.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Bylaws provide for a classified Board, divided into three staggered classes – I, II, and III. The terms of office for each of these classes are scheduled to expire on the date of our annual shareholders’ meeting in 2015, 2016, and 2014, respectively. Class III is comprised of two directors with both Class III board seats being up for election at the 2014 Annual Shareholders’ Meeting.

Nominees. The Board has nominated Messrs. Alan D. Kennedy and Robert A. Toth as nominees for election as our Class III directors. Once elected, our Class III directors’ term will expire on the earlier of the date of our 2017 Annual Shareholders’ Meeting or the date of such director’s disqualification, resignation, death, or removal. The nominee’s biographical information is as follows:

•	Alan D. Kennedy has served as a Class III director since June 2002 and he is the Chairman of the Science Committee. His current term as director expires in 2014. Mr. Kennedy has over 30 years experience with various direct selling companies. From 1998 until his retirement in December 2001, he served as President Worldwide for Tupperware Corporation, a publicly traded company that distributes and sells various products in over 100 countries, primarily through direct selling channels. Since retiring, Mr. Kennedy continues to serve as a consultant to Tupperware Corporation. From 1989 to 1996, he served as President and Chief Executive Officer of Nature’s Sunshine Products, Inc., a publicly traded, network marketing company that manufactures and markets nutritional and personal care products worldwide. From 1986 to 1989, Mr. Kennedy provided various consulting services to several direct selling companies. From 1982 to 1986, he served as Vice President of Sales Development for Avon Products, Inc., a publicly traded, multinational manufacturer and distributor of cosmetics, toiletries, jewelry, chemicals and clothing. He received a B.A. degree, with honors, in Economics from Colgate University, in Hamilton, New York. His professional affiliations include serving as Chairman of the Direct Selling Association from 1995 to 1996 and serving as Chairman of the Direct Selling Education Foundation from 1996 to 1997. In 2004, Mr. Kennedy was inducted into the Direct Selling Association’s highest honor, the “Hall of Fame.” He serves on the Board of Directors of the Direct Selling Education Foundation and serves on the Board of Regents for Mercersburg Academy, a private secondary school in Mercersburg, Pennsylvania.

•	Robert A. Toth has served as a Class III director since March 2008 and he is the Chairman of the Compensation and Stock Option Plan Committee. His current term as director expires in 2014. Mr. Toth is Co-founder and Chairman of Tatra Spring LLC, a supply chain services company based in Poland. He is a director of the Knowtions Company, a performance support systems software firm based in Ringoes, New Jersey. Since 2006, he has worked in venture capital as a private investor focused on new business startups in the technology sector. Mr. Toth has over 27 years of direct selling experience, most recently as President of Avon International from 2004 to 2005. In that capacity, his operations included over 120 countries with annual revenues in excess of $5.5 billion. Mr. Toth began his Avon career in customer service in 1978, then moved to U.S. sales and operations and was promoted to U.S. Director of Sales in 1989. He transitioned to Avon International in 1991 as Director of New Business Development, where he played a lead role in Avon’s market entry plan for Russia. He was based in Warsaw from 1993 to 1997 as Avon’s President of Central and Eastern Europe, where he established and led Avon Poland. From 1997 to 2004, Mr. Toth was based in London where he held a number of senior management positions including Group Vice President, Eastern Europe, Middle East and Africa (1997-1999), Senior Vice President, Europe, Middle East and Africa (1999-2002) and Executive Vice President for Asia-Pacific, Europe, Middle East and Africa (2002-2003). Mr. Toth graduated from LaSalle University in 1974 with a B.A. in Business Administration and was an officer in the U.S. Marine Corps from 1975 to 1978.

(THE BOARD RECOMMENDS A VOTE “FOR ALL” TO ELECT BOTH OF THE NOMINEES.)

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Neither our Articles of Incorporation, Bylaws nor any other applicable legal requirements require shareholder ratification of the selection of our independent registered public accounting firm. However, the Board, as a matter of good corporate governance, has always sought shareholder ratification of the appointment of our independent registered public accounting firm. The Board is seeking shareholder ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.  In the event our shareholders do not ratify our appointment of BDO USA, LLP, the Audit Committee and the Board will reconsider the appointment.

Our Audit Committee appoints our independent registered public accounting firm on an annual basis. The decision is based on a number of factors including the scope of the audit, the independence of the auditors, the estimated audit fees, and any non-auditing services that are performed by the independent registered public accounting firm.

Representatives from BDO USA, LLP will attend the 2014 Annual Shareholders’ Meeting and will have the opportunity to make a statement, if they so desire. They will also be available to respond to any appropriate questions from our shareholders.

Pre-Approval Policies and Procedures

Our Audit Committee must preapprove all services provided by our independent registered public accounting firm. The non-audit services, specified in Section 10-A(g) of the Exchange Act may not be provided by our independent registered public accounting firm.

Each year, the approval of the estimated annual audit, audit-related services, and routine tax services takes place at an Audit Committee meeting. In addition, during the course of the year, requests for unforeseen or additional allowable services to be provided by our independent registered public accounting firm must be preapproved by our Audit Committee, except for those qualifying for the “de minimis exception.” The de minimis exception provides that the pre-approval requirements for certain non-audit services may be waived if:

•	the aggregate amount of such non-audit services provided constitutes not more than 5% of the total fees paid to our independent registered public accounting firm in the calendar year that such non-audit services are provided;

•	such services were recognized as non-audit services at the time they were provided; and

•	such services are promptly brought to the attention of our Audit Committee.

Our Audit Committee may delegate to its Chairman the authority to grant pre-approvals. In such event, the decisions of the Chairman of the Audit Committee regarding pre-approvals will then be presented to our full Audit Committee at the next scheduled meeting.

Our independent registered public accounting firm provides a revised estimate for the year, by project, for all planned and approved services to our Chief Financial Officer prior to each Audit Committee annual planning meeting. The revised estimate is then reviewed at our Audit Committee annual planning meeting.

Fees Paid to Our Independent Registered Public Accounting Firm

For the years ended December 31, 2013 and 2012, we were billed the following fees by our current independent registered public accounting firm, BDO USA, LLP  as follows:

Type of Service	2013	2012
	(in thousands)
Audit Fees, including the audit of our consolidated financial statements and annual report on Form 10-K, review of our quarterly financial statements and quarterly reports filed on Form 10-Q, and international statutory audits	$714	$747
Audit-Related Fees, including fees related to the annual audit of employee 401(k) benefit plan	24	16
Tax Fees, including fees for tax services, tax advice, transfer pricing, state, and international tax consultation	150	125
All Other Fees, related to all other services including expatriation issues and miscellaneous consulting and advisory services	—	—
Total Fees	$888	$888

The “de minimis exception” described above was not used for any fees paid to BDO USA, LLP in 2013 and 2012. All fees were pre-approved by our Audit Committee. As of March 25, 2014, we were advised by BDO USA, LLP that neither the firm, nor any member of its firm, had any direct or indirect financial interest in any capacity in our Company. The members of our Audit Committee believe the payment of all fees set forth above did not prohibit BDO USA, LLP from maintaining its independence.

(THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED ACCOUNTING FIRM.)

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

In accordance with Section 14A(a)(1) of the Exchange Act  implementing Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are submitting to our shareholders the opportunity to vote on a non-binding advisory resolution to approve the compensation program for our Named Executive Officers, which is described in the section titled “Executive Compensation” in this Proxy Statement.  At our 2013 Annual Shareholders’ Meeting, shareholders recommended, on an advisory basis, an annual frequency of shareholder advisory votes on executive compensation.  The Company intends to follow the shareholders’ recommendation and include a shareholder advisory vote on executive compensation on an annual basis until the next required “Say-on-Frequency” vote.  Accordingly, the following resolution is submitted for a shareholder advisory vote at the 2014 Annual Shareholders’ Meeting:

“RESOLVED, that the shareholders of Mannatech, Incorporated  approve, on an advisory basis, the overall compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K of the regulations promulgated by the SEC, including the section entitled “Executive Compensation,” and the accompanying compensation tables and the corresponding narrative discussion and footnotes set forth in the Proxy Statement for the 2014 Annual Shareholders’ Meeting.”

As described in the section titled “Executive Compensation” our executive compensation program is designed to provide a competitive level of compensation necessary to attract, motivate, and retain talented and experienced executives and to motivate them to achieve short-term and long-term objectives that enhance shareholder value.

This vote is merely advisory and will not be binding upon the Company and the Board.  However, the Compensation and Stock Option Plan Committee, which is responsible for designing and administering the Company’s executive compensation program, values constructive dialogue on executive compensation and other important governance topics with the Company’s shareholders and encourages all shareholders to vote their shares on this matter.

(OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” “SAY-ON-PAY”.)

PROPOSAL 4 — INCENTIVE PLAN AMENDMENT

Our shareholders are asked to approve an amendment to the 2008 Stock Incentive Plan (the “2008 Plan”) to increase the number of shares of common stock subject to the 2008 Plan by 130,000. The 2008 Plan was adopted by our Board on February 22, 2008 and approved by the Company’s shareholders at the 2008 Annual Shareholders’ Meeting held on June 18, 2008. Previously, the Company’s shareholders approved amendments to the 2008 Plan at the Company’s 2010 and 2012 Annual Shareholders’ Meetings. In 2010, the shareholders approved amendments to permit a one-time stock option exchange program. In 2012, they approved an amendment to increase the total number of shares issuable under the 2008 Plan by 100,000.

On February 21, 2014, the Board approved an amendment to the 2008 Plan, subject to shareholder approval, to increase the number of shares reserved for issuance by 130,000, thereby increasing the total number of shares issuable under the 2008 Plan from 270,923 to 400,923. The total number of shares issuable under the 2008 Plan includes shares subject to awards granted under our 2000 Stock Option Plan (the “Prior Plan”), which was replaced by the 2008 Plan, that were outstanding on the effective date of the 2008 Plan and that were subsequently terminated or forfeited, or that expired by their terms and thereafter returned to the pool of shares available for grant and issuance under the 2008 Plan. Subject to shareholder approval, the Company plans to register the additional 130,000 shares reserved under the 2008 Plan on a Registration Statement on Form S-8.

As of the record date, options to purchase an aggregate of 232,660 shares of common stock were outstanding, no shares of unvested restricted stock awards were outstanding, and 20,599 shares were available for grants of awards under the 2008 Plan.

The following description of the 2008 Plan is a summary of its key provisions and is qualified by reference to the complete text of our 2008 Plan. A copy of the 2008 Plan (as proposed to be amended) is attached to this proxy statement as Appendix B.

General Description. The purpose of our 2008 Plan is to enhance our ability and the ability of our affiliates to obtain and retain the services of the types of employees, consultants, and directors (collectively the “Participants”) who will contribute to our long-range success and to provide incentives that are linked directly to increases in share value, which will inure to the benefit of all of our shareholders. Pursuant to the 2008 Plan, eligible recipients may be granted one or more of the following awards: stock options and restricted stock (each an “Award”). Options granted under the 2008 Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-statutory stock options.

Administration. The Board administers the 2008 Plan.

Shares Reserved. The shares with respect to which Awards may be made under the 2008 Plan are authorized but unissued shares of our common stock and shares of our common stock that we have reacquired. The maximum aggregate number of shares of common stock that may be issued upon exercise of all Awards under the 2008 Plan is currently 200,000 shares plus any shares that were reserved under the Prior Plan but not yet subject to issued awards and any shares of our common stock underlying awards granted pursuant to the Prior Plan prior to the effective date of the 2008 Plan that expire, are forfeited or terminate for any reason without having been exercised in full.

Eligibility. Awards other than incentive stock options may be granted to the employees, directors, and consultants, of the Company and our parent companies and subsidiaries. Incentive stock options may be granted only to the employees of the Company and its subsidiaries. The Board, in its discretion, approves all Awards to be granted under the 2008 Plan. As of April 15, 2014, we had approximately 300 employees and six non-employee directors who would be eligible to participate in the 2008 Plan.

Transferability of Awards. Unless otherwise determined by the Board, most Awards granted under the 2008 Plan are not transferable other than by a domestic relations order, the laws of descent and distribution or certain limited not-for-value transfers to family members.

Limitation on Awards. Under the 2008 Plan, no employee may be granted Awards covering more than 50,000 shares during any single fiscal year.

Stock Options

Exercise Price. The Board determines the exercise price of options at the time the options are granted. Subject to certain exceptions, no stock option, including an incentive stock option, may have an exercise price less than the fair market value of a share of the Company’s common stock on the date of grant. The exercise price of an incentive stock option granted to a ten percent shareholder may not be less than 110% of the fair market value of a share of the Company’s common stock on the date of grant of such option. The fair market value of a share of the Company’s common stock is generally determined to be the closing sales price as quoted on the NASDAQ Global Market for the date the value is being determined.  As of April 4, 2014, the market value of a share of the Company’s common stock was $18.11.

Exercise of Option; Form of Consideration. The Board determines at the time of grant when options become exercisable. The means of payment for shares issued upon exercise of an option include cash, certified or bank check, or wire transfer, and such other payment methods as may be specified by the Board, including tender of Company shares previously owned by the exercising optionholder or broker-assisted same-day sale.

Term of Option. The term of an option may not be more than ten years from the date of grant. The term of an incentive stock option granted to a ten percent shareholder may not be more than five years from the date of grant. No option may be exercised after the expiration of its term.

Vesting. Each option granted under the 2008 Plan will become vested and exercisable pursuant to the vesting schedule set forth in the applicable option agreement, as determined by the Board.

Termination of Service. If an optionholder’s service to the Company as an employee, consultant, or director terminates for any reason other than for death, disability, or for cause, the optionholder’s vested options generally will remain exercisable until the earlier of three months following the termination of the optionholder’s service or the expiration of the term of the option as set forth in the applicable option agreement. In the event that an optionholder dies or becomes disabled, the optionholder’s vested options generally will remain exercisable until the earlier of twelve months following the termination of such optionholder’s service or the expiration of the term of the option as set forth in the applicable option agreement. If an optionholder’s service to the Company as an employee, consultant or director is terminated by the Company for cause, all of such optionholder’s outstanding options, whether or not vested, will be forfeited and expire as of the beginning of business on the date of the termination of such optionholder’s service for cause.

Repricing. Options may not be repriced, replaced, or regranted through cancellation or modification without shareholder approval.

Restricted Stock Awards

The Board may grant Awards of restricted stock, consisting of actual shares of the Company’s common stock, at its discretion.

Restrictions. At the time a grant of restricted stock is made, the Board may establish a restricted period applicable to the restricted stock during which the shares of restricted stock may not be sold, assigned, transferred or otherwise disposed of. The restricted period may expire upon the passage of time or the attainment of performance objectives as the Board, in its sole discretion, determines.

Consideration. The consideration for Awards of restricted stock is paid either: i) in cash at the time of purchase or ii) in any other form that may be acceptable to the Board in its discretion including, without limitation, property, a stock for stock exchange or prior services that the Board determines have a value at least equal to the fair market value of such restricted stock.

Vesting. Restricted stock granted under to the 2008 Plan will vest pursuant to the vesting schedule established in the applicable restricted stock award agreement. The Board at its discretion may provide for an acceleration of vesting in the terms of any restricted stock award agreement, at any time, including in the event a change in control of the Company occurs.

Termination of Service. If a grantee’s service to the Company as an employee, consultant, or director terminates for any reason, the grantee generally will forfeit all shares of restricted stock which have not vested as of the date of such termination under the terms of the applicable restricted stock award agreement and will have no rights with respect to such shares of restricted stock.

Transferability. Restricted stock is transferable by the holder thereof only upon such terms and conditions as set forth in the applicable restricted stock award agreement.

Repurchase Right. Each restricted stock award agreement may provide that, following the termination of a grantee’s service to the Company as an employee, consultant, or director, the Company will have the right to repurchase such grantee’s unvested shares of restricted stock acquired under the 2008 Plan. The Company’s right to repurchase unvested restricted stock is exercisable at a price equal to the lesser of the purchase price at which such restricted stock award was acquired under the 2008 Plan or the fair market value of such restricted stock (if an award of restricted stock is granted solely in consideration of past services without payment of any additional consideration, the unvested restricted stock award will be forfeited without any repurchase). The restricted stock award agreement may specify the period of time following a termination of a grantee’s service to the Company during which its right of repurchase may be exercised.

Adjustments on Changes in Capitalization, Merger, or Change in Control

Changes in Capitalization. In the event of any merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, stock split, dividend in property other than cash, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other change to the Company’s capital structure, appropriate equitable adjustments will be made to:

▪	the aggregate number of shares of common stock or class of shares which may be purchased pursuant to Awards;

▪	the number and/or class of shares of common stock covered by outstanding Awards;

▪	the maximum number of shares of common stock with respect to which option awards may be granted to any single optionholder during any calendar year; and

▪	the exercise price of any stock option in effect prior to such change.

Merger or Change in Control. In the event of a change in control, dissolution, liquidation or any corporate separation or division, including, but not limited to, a sale of all or substantially all of the assets of the Company or a merger or consolidation in which the Company is not the surviving entity, the Company, to the extent permitted by applicable law, but otherwise in the sole discretion of the Board, may provide for: (1) the continuation of all outstanding Awards (if the Company is the surviving entity), (2) the assumption of the 2008 Plan and all outstanding Awards by the surviving entity, (3) the substitution by the surviving entity of Awards with substantially the same terms for all outstanding Awards, (4) the cancellation of all outstanding Awards in exchange for consideration, or (5) the cancellation of all outstanding Awards without payment of any consideration.

Amendment and Termination of the 2008 Plan. The Board may amend, alter, suspend or terminate the 2008 Plan, or any part thereof, at any time and for any reason. However, it must obtain shareholder approval for any amendment to the 2008 Plan to the extent necessary and desirable to comply with any applicable laws of any securities exchange listing requirements. Generally, no such action by the Board or shareholders may alter or impair any Award previously granted under the 2008 Plan without the written consent of the grantee. The 2008 Plan will terminate on February 21, 2018, unless terminated earlier by the Board.

General Federal Income Tax Consequences of Options under the 2008 Plan

IRS Circular 230 Notice Requirement. This communication is not given in the form of a covered opinion, within the meaning of Circular 230 issued by the United States Secretary of the Treasury. Thus, we are required to inform you that you cannot rely upon any tax advice contained in this communication for the purpose of avoiding United States federal tax penalties. In addition, any tax advice contained in this communication may not be used to promote, market or recommend a transaction to another party.

The following is a discussion of material United States federal income tax consequences to participants of the grant and exercise of stock options under the 2008 Plan. This discussion is based on statutory provisions, Treasury regulations thereunder, judicial decisions, and rulings of the Internal Revenue Service in effect on the date of this proxy statement. This discussion does not purport to be complete, and does not cover, among other things, state, local, or foreign tax treatment of participation in the 2008 Plan. Furthermore, differences in participants’ financial situations may cause federal, state, and local tax consequences of participation in the 2008 Plan to vary.

Non-Statutory Stock Options. Under current federal income tax law, the grant of a non-statutory stock option with an exercise price at or above fair market value under the 2008 Plan generally will have no federal income tax consequences to the Company or the participant. Generally, upon exercise of a non-statutory stock option, the excess of the fair market value of the Company’s common stock at the date of exercise over the exercise price, which is referred to as the “Spread,” is taxable to the participant as ordinary income.  In general, subject to the possible limitations on deductibility under sections 162(m) and 280G of the Code for compensation paid to certain individuals, the Company should be entitled to deduct the same amount from its taxable income at the time of such inclusion.

The taxable income resulting from the exercise by an employee of a non-statutory stock option will constitute wages subject to withholding and the Company will be required to make whatever arrangements are necessary to ensure that funds equaling the amount of tax required to be withheld are available for payment, including the deduction of required withholding amounts from the employee’s other compensation and requiring payment of withholding amounts as part of the exercise price.

Incentive Stock Options. There generally are no federal income tax consequences to the Company or the employee as a result of the grant of an incentive stock option. The optionholder generally also will not recognize income when the incentive stock option is exercised. However, this incentive stock option treatment is available only if the participant has been an employee of the Company or its subsidiaries within three months of the date of exercise. In addition, the Spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs.

If the holder does not dispose of the acquired shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized on disposition of the shares will be long-term capital gain or loss, as the case may be. Assuming these holding periods are satisfied, the Company will not be entitled to a deduction for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If either or both of the holding periods are not satisfied and the holder disposes of the shares acquired on exercise of the incentive stock option less than two years from the date of grant or one year from the date of exercise (a “disqualifying disposition”), the holder generally will recognize ordinary compensation income in the year of disposition equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on disposition) over the exercise price. In the event of such a disqualifying disposition, the Company generally should be entitled to a tax deduction equal to the amount treated as taxable compensation to the participant, subject to the possible limitations on deductibility under sections 162(m) and 280G of the Code for compensation paid to certain individuals.

 Section 162(m) of the Code. In general, section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation exceeding $1 million per year per person to its principal executive officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement as a result of their total compensation, subject to certain exceptions. The 2008 Plan is intended to satisfy an exception with respect to grants of options to these covered employees. We have attempted to structure the 2008 Plan in a manner that excludes the remuneration attributable to stock options from the $1 million limitation. However, we have not requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. In addition, the Company reserves the authority to award non-deductible compensation as it deems appropriate.

Section 280G of the Code. Under certain circumstances, the granting or enhancement of awards, the accelerated vesting or exercise of stock options or the accelerated lapse of restrictions with respect to restricted stock awards in connection with a change in control (as defined in the 2008 Plan) could be deemed an “excess parachute payment” under the golden parachute tax provisions of section 280G of the Code. To the extent it is so deemed, the participant could be subject to a 20% excise tax and the Company could be denied a federal income tax deduction.

New 2008 Plan Benefits

The number of Awards that will be received by or allocated to the Company’s executive officers, directors, employees, and consultants under the 2008 Plan if the amendment were approved by shareholders is undeterminable because the Awards under the 2008 Plan are discretionary.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in the first column )
Equity compensation plans approved by security holders	232,660	$16.54	20,599
Equity compensation plans not approved by security holders	0	$0.00	0
Total	232,660	$16.54	20,599

(OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN AMENDMENT.)

CORPORATE GOVERNANCE

Overview

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently and maintaining our integrity in the marketplace. We have adopted a code of business conduct and ethics for our directors, officers, and employees, which, in conjunction with our Articles of Incorporation, Bylaws, and Board of Directors committee charters, form the framework for our corporate governance. All of these documents are available on our corporate website at www.mannatech.com.

Summary of All Directors and Executive Officers

The following table sets forth certain information regarding our executive officers and directors, including their ages as of April 15, 2014:

Name	Age	Position
Robert A. Sinnott, M.N.S., Ph.D.	49	CEO and Chief Science Officer
S. Mark Nicholls	47	Chief Financial Officer
Ronald D. Norman	55	Treasurer
Alfredo Bala	53	President International, Executive Vice President, Chief Sales & Marketing Officer
J. Stanley Fredrick	75	Chairman of the Board of Directors
Gerald E. Gilbert	80	Independent Board Member
Larry A. Jobe	74	Independent Board Member
Alan D. Kennedy	83	Independent Board Member
Marlin Ray Robbins	68	Non-employee Board Member
Robert A. Toth	61	Independent Board Member

The following biographical information about our directors and executive officers listed above is in alphabetical order:

Alfredo (Al) Bala joined Mannatech in October 2007 as Senior Vice President, Global Sales. He was then named Executive Vice President, Sales in June 2011. Due to his involvement in Mannatech’s global sales and marketing efforts, in January 2012, Mr. Bala was named Executive Vice President, Sales & Marketing.  Mr. Bala was promoted in February 2014 to serve as President International, Executive Vice President, Chief Sales & Marketing Officer. Mr. Bala served as Chief Operating Officer of Britt Worldwide, LLC, one of the largest independent Amway network marketing organizations, from 1992 to 2006. While with Britt Worldwide, his main focus was providing motivation, training and tools for associates in the field in more than 65 countries across the globe. Mr. Bala was also heavily involved in the launch and re-launch of over 60 international markets, including BRICS markets (Brazil, Russia, India, China and South Africa), which propelled the Britt Worldwide international sales volume to more than $500 million. Mr. Bala served as manufacturing plant manager for Bose Corporation from 1983 to 1992. He is conversant and/or fluent in more than 13 languages.  Mr. Bala received an Associate Degree in Electrical Engineering from the Community College of Rhode Island.

J. Stanley Fredrick has served as a Class II director since September 2001. His current term as director expires in 2016. From November 2003 through January 2009, Mr. Fredrick served as the Lead Director for the Board. In January 2009, Mr. Fredrick was elected to serve as the Chairman of the Board of Directors. In 2003, Mr. Fredrick was a founding board member of Professional Bank in Dallas, Texas, a boutique bank that provided certain financial resources to its customers. He co-founded Cameo Couture, Inc., which operated as Colesce Couture, a distributor of intimate apparel, and Colony House, Inc., a private label cookware company, both of which operated through direct selling channels. Mr. Fredrick also co-founded Irving National Bank Shares, a commercial bank holding company, and served as a consultant to the bank from 1994 until it was sold in 2000. Mr. Fredrick has been actively involved for over 38 years in the Direct Selling Association, a national trade association of leading firms that manufacture and distribute goods and services directly to consumers. He has served on the Direct Selling Association’s Board of Directors and various committees thereof. From 1987 to 1988, Mr. Fredrick served as Chairman of the Direct Selling Association and from 1988 to 1990, he served as Chairman of the Direct Selling Education Foundation. He has been inducted into the Direct Selling Association’s highest honor, the “Hall of Fame,” as well as into the Direct Selling Education Foundation “Circle of Honor.” Mr. Fredrick received a B.A. in English from Central State University, in Edmond, Oklahoma.

Gerald E. Gilbert has served as a Class I director since June 2003 and he is the Chairman of the Nomination/Governance and Compliance Committee. His current term as director expires in 2015. A former Assistant U.S. Attorney, from 1968 until his retirement in December 2002, Mr. Gilbert practiced law with the international law firm of Hogan and Hartson L.L.P., now known as Hogan Lovells L.L.P. His legal and business expertise includes international trade, national trade associations, and various areas of consumer products. From 1968 to 1999, Mr. Gilbert served as General Counsel to the Direct Selling Association. Mr. Gilbert was the recipient of the “Hall of Fame Award,” which is the Direct Selling Association’s highest honor. He also served as General Counsel to the World Federation of Direct Selling Associations and the Tropical Forest Foundation. Mr. Gilbert served in the U.S. Naval Reserve from 1956 to 1992 and was promoted to Rear Admiral (Two Stars), the top ranking officer in the Naval Reserve JAG Corps. During his distinguished military service, Mr. Gilbert received numerous awards, including the “Legion of Merit.” He is also a Past National President of the Federal Bar Association. He received a B.A. degree in English from Denison University, in Granville, Ohio and a Juris Doctor from the University of Virginia School of Law, in Charlottesville, Virginia. Mr. Gilbert is a member of the State Bars of Virginia and the District of Columbia and is admitted to practice before the United States Supreme Court.

Larry A. Jobe has served as a Class I director since January 4, 2006. His current term as director expires in 2015. In February 2007, Mr. Jobe began serving as Chairman of our Audit Committee. Mr. Jobe serves as Chairman of Legal Network, Ltd., a firm he founded in 1993 that provides staffing and litigation support to law firms and corporate legal departments. He also currently serves as President and founder of P 1 Resources, LLC, which has provided engineering and light industrial staffing services to the construction industry since 1994. From 1991 to 1994, Mr. Jobe was Chairman and founder of Mitchell Jobe & Company, a provider of professional staffing services for government and industry. From 1973 to 1991, he served in various capacities, including as a member of the Executive Committee and Chairman of the Strategic Planning Committee with the accounting firm Grant Thornton LLP. In 1969, he was appointed by President Richard Nixon to serve as the Assistant Secretary of Commerce for Administration at the United States Commerce Department. Mr. Jobe currently serves as the Chairman of Independent Bank of Texas and as Chairman of the Audit Committee and a member of the Board of Directors of SWS Group, Inc., a Dallas-based New York Stock Exchange member.  Mr. Jobe previously served as Chairman of the Audit Committee for U.S. Home Systems, Inc. until the company was sold in 2012.   He received a B.B.A. degree in Accounting from the University of North Texas, in Denton, Texas. Mr. Jobe maintained an active Certified Public Accountant license from 1962 to 2002 and currently maintains his license on an inactive or retired status. Mr. Jobe serves as Chairman of the Dallas Seminary Foundation.

Alan D. Kennedy has served as a Class III director since June 2002 and he is the Chairman of the Science Committee. His current term as director expires in 2014. Mr. Kennedy has over 30 years experience with various direct selling companies. From 1998 until his retirement in December 2001, he served as President Worldwide for Tupperware Corporation, a publicly traded company that distributes and sells various products in over 100 countries, primarily through direct selling channels. Since retiring, Mr. Kennedy continues to serve as a consultant to Tupperware Corporation. From 1989 to 1996, he served as President and Chief Executive Officer of Nature’s Sunshine Products, Inc., a publicly traded, network marketing company that manufactures and markets nutritional and personal care products worldwide. From 1986 to 1989, Mr. Kennedy provided various consulting services to several direct selling companies. From 1982 to 1986, he served as Vice President of Sales Development for Avon Products, Inc., a publicly traded, multinational manufacturer and distributor of cosmetics, toiletries, jewelry, chemicals and clothing. He received a B.A. degree, with honors, in Economics from Colgate University, in Hamilton, New York. His professional affiliations include serving as Chairman of the Direct Selling Association from 1995 to 1996 and serving as Chairman of the Direct Selling Education Foundation from 1996 to 1997. In 2004, Mr. Kennedy was inducted into the Direct Selling Association’s highest honor, the “Hall of Fame.” He serves on the Board of Directors of the Direct Selling Education Foundation and serves on the Board of Directors of Regents for Mercersburg Academy, a private secondary school in Mercersburg, Pennsylvania.

S. Mark Nicholls joined Mannatech in December 2007, serving as Senior Tax Manager. More recently, he served as Vice President Treasury & Tax.  In December 2011, he was promoted to Chief Financial Officer.   Prior to joining Mannatech, Mr. Nicholls was Tax Director at Carter & Burgess, a large U.S. architectural and engineering firm, and Chief Financial Officer for The Cirrus Group, a real estate management and development company. Additionally, he spent 10 years working at such public accounting firms as PricewaterhouseCoopers and BDO Seidman. Mr. Nicholls received a B.B.A. degree in Finance in 1989 and a Master of Science in Taxation in 1991 from the University of Texas at Arlington. He is a Certified Public Accountant licensed in the State of Texas.

Ronald D. Norman joined Mannatech in May 1996 and was named Treasurer in February 2014. Prior to his current position, he was promoted to Senior Vice President International in June 2011 and previously served for several years as Vice President of International Operations. From 1996 to 2005, he held various positions within Mannatech’s finance department including Treasurer. Prior to joining Mannatech, Mr. Norman had 15 years of experience in public accounting, focusing on providing tax, accounting, finance and general business consulting services to entrepreneurial and growth stage companies with an emphasis on preparing these companies for entry into the public markets or preparing them for international expansion. Mr. Norman received both his B.S. and M.S. degrees from Baylor University. He is a Certified Public Accountant licensed in the State of Texas and is a member of the American Institute of Certified Public Accounts and Dallas Chapter of the Texas Society of Certified Public Accountants. Mr. Norman donates his time and expertise to various autism advocacy groups in the North Texas area including the DFW Center of Autism and the North Texas Chapter of the Autism Society of America. He and his family are volunteers for events sponsored by the Special Olympics.

Marlin Ray Robbins co-founded Mannatech and is a high-level independent associate. Mr. Robbins has served as a Class I director since June 2001and his current term as director expires in 2015. From 1992 to 1995, Mr. Robbins served on the Board of Republic Bank/NCNB. Mr. Robbins also served as a member of the Grand Prairie Independent School District Board from 1991 to 1994 and served as its President from 1993 to 1994. Mr. Robbins has over 25 years of experience with various network marketing and direct selling companies. He holds multiple positions in our global associates’ incentive network marketing system and is considered an expert regarding issues and critical needs related to building the success of our independent associates. Mr. Robbins has published a book related to his experience as an independent associate entitled You Can Too. He also helped to develop our global associate career and compensation plan. Mr. Robbins received a B.S. degree in Biology and Chemistry from Southwest Texas State University, in San Marcos, Texas. Mr. Robbins served in the active United States Army from 1969-1975 and as a helicopter pilot during the Vietnam War from 1971 to 1972. Mr. Robbins continued serving in the Army National Guard until 1983. During his service he was awarded thirteen air medals and the Bronze Star and reached the rank of Major.

Robert A. Sinnott, M.N.S., Ph.D. joined Mannatech in 2005 as Chief Science Officer, and became Co-CEO in 2009. As of January 2012, he became the sole CEO. During his tenure, Dr. Sinnott has served Mannatech to further its proprietary science, research and development, while initiating independent clinical trials that substantiate the Company’s flagship Ambrotose product. He also directly oversees the Company’s quality assurance/quality control, global regulatory affairs, legal department, human resources, and global supply chain. Dr. Sinnott has held scientific and business positions in both industry and government over the past 25 years with experience in life sciences, chemistry, biotechnology and nutrition. For the past 18 years, he has worked directly in the dietary supplement industry both in the United States and internationally. From 2006 to 2011, Dr. Sinnott held a seat on the Board of Directors of the Council of Responsible Nutrition’s (the “CRN”), the leading trade association representing ingredient suppliers and manufacturers of dietary supplements.  From 2009 to 2011, Dr. Sinnott also served as chair of the Senior Scientific Advisory Committee (SSAC) for the CRN. The SSAC is comprised of the highest-ranking scientific officers of member companies. Its role is to assist the CRN with development and implementation of scientific strategy relating to scientific publications, scientific policies and programs by government agencies. Dr. Sinnott earned his B.S. degree in Biological Sciences, a Masters in Natural Science, and a Ph.D. in Plant Sciences from Arizona State University, in Tempe, Arizona.  His focus was on applied biological sciences, including biotechnology and plant medicinal chemistry.

Robert A. Toth has served as a Class III director since March 2008 and he is the Chairman of the Compensation and Stock Option Plan Committee. His current term as director expires in 2014. Mr. Toth is Co-founder and Chairman of Tatra Spring LLC, a supply chain services company based in Poland. He is a director of the Knowtions Company, a performance support systems software firm based in Ringoes, New Jersey. Since 2006, he has worked in venture capital as a private investor focused on new business startups in the technology sector. Mr. Toth has over 27 years of direct selling experience, most recently as President of Avon International from 2004 to 2005. In that capacity, his operations included over 120 countries with annual revenues in excess of $5.5 billion. Mr. Toth began his Avon career in customer service in 1978, then moved to U.S. sales and operations and was promoted to U.S. Director of Sales in 1989. He transitioned to Avon International in 1991 as Director of New Business Development, where he played a lead role in Avon’s market entry plan for Russia. He was based in Warsaw from 1993 to 1997 as Avon’s President of Central and Eastern Europe, where he established and led Avon Poland. From 1997 to 2004, Mr. Toth was based in London where he held a number of senior management positions including Group Vice President, Eastern Europe, Middle East and Africa (1997-1999), Senior Vice President, Europe, Middle East and Africa (1999-2002) and Executive Vice President for Asia-Pacific, Europe, Middle East and Africa (2002-2003). Mr. Toth graduated from LaSalle University in 1974 with a B.A. in Business Administration and was an officer in the U.S. Marine Corps from 1975 to 1978.

Director Qualifications

The Board respects its responsibility to provide oversight, counseling and direction to the management in the interest, and for the benefit of, our shareholders. Accordingly, it seeks to be comprised of directors with diverse skills, experience and qualifications. It is critical that our directors understand the direct selling industry. It is equally important that, collectively, our directors have successful experience in each of the primary aspects of our business, including network marketing, direct sales, finance and audit, product strategy and development, independent associate relations, supply chain management, and sales and marketing.

J. Stanley Fredrick, our Chairman and largest shareholder, brings to the Board many years of direct selling experience as well as broad operational and marketing expertise as a co-founder of two direct selling companies. Mr. Fredrick also has significant experience serving on other company boards of directors, as well as the Direct Selling Association’s board and its various committees. Mr. Fredrick’s professional background provides him with a vast understanding of our Company, associate field leadership, and sales techniques.

Gerald E. Gilbert brings to the Board extensive legal and business experience in international trade and various areas of consumer products. Mr. Gilbert served as General Counsel to the Direct Selling Association and as General Counsel to the World Federation of Direct Selling Associations. Mr. Gilbert’s legal expertise in the direct selling industry makes him a valued member of the Board.

Larry A. Jobe brings to the Board extensive experience in management, finance and auditing. Mr. Jobe also has significant experience serving on other public company boards. Mr. Jobe’s considerable experience in public accounting and in evaluating financial statements makes him particularly well-suited to serve as chair of the Audit Committee. Mr. Jobe maintained an active CPA license from 1962 to 2002.

Alan D. Kennedy brings to the Board over 30 years of experience with various direct selling companies. Mr. Kennedy shares with the Board extensive knowledge of operations, sales, and marketing which he acquired through his executive experience with various public direct selling companies, such as Tupperware Corporation, Nature’s Sunshine Products, Inc., and Avon Products, Inc.

Marlin Ray Robbins is our co-founder, a substantial shareholder, and a high-level associate in our global downline network marketing system. Mr. Robbins brings to the Board over 25 years of experience with various network marketing and direct selling companies. Mr. Robbins’ vast understanding of associate field leadership makes him an expert in issues and critical needs related to building the success of our independent associates and a valued member of the Board.

Robert A. Toth brings to the Board extensive experience in senior management and as a venture capitalist. Mr. Toth has over 25 years of direct selling experience, most recently with Avon Products, Inc. Mr. Toth’s considerable experience with international markets makes him a valuable member of the Board, as international expansion has been, and continues to be, an important part of our long-term strategic plan. Having served in various leadership positions of Avon International, Mr. Toth has an in-depth understanding of the direct selling industry.

Consideration of Director Nominees

Although the Board has not formally established criteria for Board membership, the Board does consider several factors before recommending a candidate for Board membership. These factors include the following:

•	the experience level, mix of skills and other business qualities a potential nominee may possess;

•	the general experience and skill levels of current Board members;

•	the potential nominee’s experience with accounting rules and practices;

•	the verification of background, work, and education of a potential nominee; and

•	other factors as the Nominating/Governance and Compliance Committee may deem in the best interests of our shareholders.

In addition, the Nominating/Governance and Compliance Committee will recommend director candidates in order to ensure that:

•	a majority of the Board of Directors are “independent” as defined by NASDAQ and SEC rules;

•	each of the Audit, Compensation and Stock Option Plan, and Nominating/Governance and Compliance Committees are comprised entirely of independent directors; and

•	at least one member of the Audit Committee has the experience, education and qualifications necessary to qualify as an “audit committee financial expert” as defined by the SEC.

The Nominating/Governance and Compliance Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, executive officers, third-party search firms or any other source it deems appropriate. The Nominating/Governance and Compliance Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or that has been properly recommended to it by a shareholder and conduct inquiries it deems appropriate into the background of these proposed director candidates. When nominating a director for re-election, the Nominating/Governance and Compliance Committee will also consider the director’s past performance on the Board. The Nominating/Governance and Compliance Committee will evaluate all proposed director candidates based on the same criteria, with no regard to the source of the initial recommendation of the proposed director candidate.

The Nominating/Governance and Compliance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating/Governance and Compliance Committee believe it is important that Board members represent diverse viewpoints. In considering candidates, the Nominating/Governance and Compliance Committee considers the entirety of each candidate’s credentials, including such candidate’s diverse skills, experience and qualifications.

Board Leadership Structure and Role in Risk Oversight

Meetings of the Board are presided over by the Chairman of the Board, currently Mr. Fredrick. Our Bylaws do not require that the Chairman be independent. However, the Board believes in the separation of the Chairman and CEO roles. Therefore, these positions have been separated. Most important among the considerations was that the separation of the Chairman and CEO positions allows our CEO to focus on operational issues and the Chairman to focus on governance and other related issues.

Each member of the Board is sophisticated and has significant business experience. In addition, we believe that the effectiveness of the Board is enhanced by having separate Chairman and CEO positions.

It is management’s responsibility to manage risk and bring to the Board’s attention any material risks facing the Company. The Board as a whole and through its committees, regularly reviews various areas of significant risk, and advises and directs management on the scope and implementation of policies, strategic initiatives and other actions designed to mitigate various types of risks. Specific examples of risks primarily overseen by the full Board include competition risks, industry risks, economic risks, liquidity risks, business operations risks, regulatory risks and risks posed by significant litigation matters. Our Audit Committee regularly discusses with management and the independent auditors significant financial risk exposures and the processes management has implemented to monitor, control and report such exposures. Specific examples of risks primarily overseen by the Audit Committee include risks related to the preparation of the Company’s financial statements, disclosure controls and procedures, internal controls and procedures required by the Sarbanes-Oxley Act of 2002, accounting, financial and auditing risks, matters reported to the Audit Committee through the internal audit department and through anonymous reporting procedures.

Classes of Our Board of Directors

Six directors currently serve on the Board, which is divided into three classes serving staggered three-year terms, which expire on the day of our Annual Shareholders’ Meeting. The Board has determined that four of our directors are independent. The members of each of the classes and the expiration dates of their terms as of April 15, 2014, are as follows:

Class	Term Expiration	Directors
Class I	2015	Gerald E. Gilbert*, Larry A. Jobe* , and Marlin Ray Robbins
Class II	2016	J. Stanley Fredrick(1)
Class III	2014	Alan D. Kennedy* and Robert A. Toth*

*	Independent Board Member
(1)	Chairman of the Board of Directors

The Board held four regular meetings and three special meetings during 2013. All of our directors attended all of the meetings of the Board and of various committees on which they served. Although we do not have a formal policy regarding attendance by directors at our Annual Shareholders’ Meeting, we encourage and expect all of our directors to attend our Annual Shareholders’ Meeting. All of our directors attended our 2013 Annual Shareholders’ Meeting, which was held on June 5, 2013. It is anticipated that all of our directors will attend our 2014 Annual Shareholders’ Meeting to be held on May 28, 2014.

Director Independence

The Board has determined that each of Messrs. Gilbert, Jobe, Kennedy, and Toth qualify as “independent” as defined by applicable NASDAQ and SEC rules. In making this determination, the Board has concluded that none of these members has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Committees of Our Board of Directors

During 2013, the Board had four committees with various functions. All committee members attended all of their committee meetings.  During 2013, the committees held the following number of meetings:

•	Audit Committee: 9;
•	Compensation and Stock Option Plan Committee: 5;
•	Nominating/Governance and Compliance Committee: 6; and
•	Science Committee: 4.

As of April 15, 2014, the Board committee membership is as follows:

Director’s Name	Audit Committee	Compensation and Stock Option Plan Committee	Nominating/ Governance, and Compliance Committee	Science Committee
Non-Employee Independent Directors:
Gerald E. Gilbert	X	X	C	X
Larry A. Jobe	C	X	X	X
Alan D. Kennedy	X	X	X	C
Robert A. Toth	X	C	X	X
Non-Employee Directors:
J. Stanley Fredrick(1)
Marlin Ray Robbins				X

X	Member
C	Committee Chairman
(1)	Chairman of the Board of Directors

The committees and their functions are as follows:

1.	Audit Committee. Our Audit Committee consists of Messrs. Gilbert, Jobe, Kennedy and Toth and is chaired by Mr. Jobe. The Board has determined that each member of our Audit Committee meets the independence and financial literacy requirements for purposes of serving on such committee under applicable NASDAQ and SEC rules and that Mr. Jobe qualifies as an “audit committee financial expert” as defined by the SEC. Our Audit Committee is primarily responsible for approving all services provided by our independent registered public accounting firm, reviewing our annual audit results, and meeting with our independent registered public accounting firm to periodically review our internal controls, internal control over financial reporting, and financial management practices. Our Audit Committee’s responsibilities are stated more fully in its amended and restated charter, which is posted on our corporate website at www.mannatech.com. Our Audit Committee’s report appears in this proxy statement on page 44.

2.	Compensation and Stock Option Plan Committee. Our Compensation and Stock Option Plan Committee consists of Messrs. Gilbert, Jobe, Kennedy and Toth and is chaired by Mr. Toth. The Board has determined that each member of our Compensation and Stock Option Plan Committee meets the independence requirements for purposes of serving on such committee under applicable NASDAQ and SEC rules. None of our executive officers serves as a member of any board of directors or as a member of any other compensation committee for any other entity that has or has had one or more of their executive officers serving as a member of the Board or on our Compensation and Stock Option Plan Committee. Our Compensation and Stock Option Plan Committee is primarily responsible for establishing all compensation for our executive officers and directors including salaries, bonuses, stock option grants, and stock option plan administration. Our Compensation and Stock Option Plan Committee’s responsibilities are stated more fully in its revised charter, which is posted on our corporate website at www.mannatech.com.

3.	Nominating/Governance, and Compliance Committee. Our Nominating/Governance, and Compliance Committee consists of Messrs. Gilbert, Jobe, Kennedy and Toth and is chaired by Mr. Gilbert. The Board has determined that each member of the Nominating/Governance, and Compliance Committee meets the independence requirements for purposes of serving on such committee under applicable NASDAQ and SEC rules. Our Nominating/Governance, and Compliance Committee is primarily responsible for reviewing and recommending nominees to the Board, developing plans regarding the size and composition of the Board, developing management succession planning, and establishing and maintaining policies and procedures to handle and investigate complaints, including whistleblower or other confidential complaints. Our Nominating/Governance, and Compliance Committee is also responsible for directing the investigation of complaints including advising the Board about the outcome of any complaints or any other legal matters. For information on criteria for director nominees, see “Consideration of Director Nominees”, beginning on page 22. Our Nominating/Governance and Compliance Committee’s responsibilities are stated more fully in its charter that is posted on our corporate website at www.mannatech.com. For additional information on nominating nominees to the Board see “Shareholder Procedures for Nominating Board Members or Introducing Proposals,” beginning on page 6 of this proxy statement.

5.	Science Committee. Our Science Committee was formed in June 2003, consists of Messrs. Gilbert, Kennedy, Robbins, Jobe, and Toth, and is chaired by Mr. Kennedy. Our Science Committee is primarily responsible for overseeing all aspects of our product development and setting the overall direction of our product research and development.

Shareholder Communication with Our Board of Directors

We request that any shareholders interested in communicating directly with individual directors or with our entire Board submit such correspondence in writing. To submit written correspondence to the Board, fax such correspondence to (972) 471-7342, or send by email to BoardofDirectors@mannatech.com, or mail to Mannatech, Incorporated, Attention CFO, “For Mannatech’s Board of Directors,” 600 S. Royal Lane, Suite 200, Coppell, Texas 75019. Upon receipt, a copy of such correspondence will be given to both the Corporate Secretary and to J. Stanley Fredrick, our Chairman of the Board. All correspondence to specific Board members will be delivered directly to the individual Board member. A voice message can be left for the Board at (972) 471-6512. Our Executive Officers and designated officials may be given access to such shareholder communications with the Board, except in instances in which the charters of our committees require anonymity.

Code of Ethics

In order to help promote the highest levels of business ethics, the Board adopted a Code of Ethics for our executive officers and directors in 2003. The Code of Ethics was amended in April 2006 and is published on our corporate website at www.mannatech.com. Any change in or waiver from and the grounds for such change or waiver of our Code of Ethics shall be promptly disclosed by publishing such change or waiver on our corporate website at www.mannatech.com. Our Code of Ethics applies to all of our executive officers and directors. Our Code of Ethics was designed to ensure that our business is conducted in a consistent legal and ethical manner and sets forth guidelines for all areas of professional conduct, including conflicts of interest, employment policies, protection of confidential information, and fiduciary duties.

Compensation of Directors

We compensate our non-employee directors for serving and participating on the Board, for chairing committees, and for attending Board and Board committee meetings. Our Nominating/Governance and Compliance Committee reviews the compensation of our non-employee directors and recommends to the Compensation and Stock Option Plan Committee any changes to director compensation that the Nominating/Governance and Compliance Committee deems appropriate. Our Compensation and Stock Option Plan Committee then reviews such recommendations and after due deliberation and consideration approves any such changes it deems appropriate and recommends them to the Board. The Board then reviews such recommendations and after due deliberation and consideration approves any such changes it deems appropriate. Non-employee director fees during 2013 were as follows:

	Board Member	Audit Committee	Compensation and Stock Option Plan Committee	Nominating/ Governance and Compliance Committee	Science Committee
Chairman fee(1)	$372,910	$20,000	$7,500	$12,500	$7,500
Independent director retainer(1)	$35,000	$—	$—	$—	$—
In-person meeting fee	$1,000	$1,000	$1,000	$1,000	$1,000
Telephonic meeting fee	$500	$500	$500	$500	$500
Re-elected Board members(2)	$—	$—	$—	$—	$—

(1)	The Chairman fee and director retainer are paid monthly during the calendar year.
(2)	Each non-employee director re-elected to the Board by our shareholders was granted 5,000 stock options. The stock options are priced on the date of grant and expire in ten years. One-third of the stock options vest on the date of grant, another one-third of the stock options vest on the first anniversary date of grant, and the remaining one-third of the stock options vest on the second anniversary of the date of grant.

All directors are reimbursed for any reasonable out-of-pocket travel expenses in connection with their travel to and attendance at any of the Board’s meetings or committee meetings.

2013 Director Compensation Table

The table below summarizes the compensation paid during 2013 to our non-employee directors. We have not granted stock awards to our non-employee directors, and our non-employee directors do not receive non-equity incentive plan compensation or nonqualified deferred compensation.

Director	Fees Earned or Paid in Cash(1)		Option Awards(2)	All Other Compensation			Total
J. Stanley Fredrick		$359,394	$48,200		$17,001	(3)	$424,595
Gerald E. Gilbert		$73,000	$17,850	$	─		$90,850
Larry A. Jobe		$78,500	$17,850	$	─		$96,350
Alan D. Kennedy		$68,000	$17,850	$	─		$85,850
Marlin Ray Robbins	$	─	$17,850		$2,443,052	(4)	$2,460,902
Robert A. Toth		$67,000	$17,850	$	─		$84,850

(1)	The amounts reported in this column represent the aggregate dollar amount of annual retainer fees, committee and/or chairmanship fees, and meeting fees, as described in the table above.
(2)	The amounts reported in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 “Stock Compensation” for two categories of option awards. The first was a grant of 5,000 stock options with an exercise price of $5.72 which was awarded to each director. The second was a grant that was awarded to Mr. Fredrick in connection with his re-election to the Board at the 2013 Annual Shareholders’ Meeting. He received a grant of 5,000 stock options with an exercise price of $9.89 pursuant to our policy that each non-employee director re-elected to the Board by our shareholders is granted 5,000 stock options. For the aforementioned grants, one-third of the stock options vest on the date of grant, another one-third of the stock options vest on the first anniversary date of the grant, and the remaining one-third of the stock options vest on the second anniversary of the date of grant. The stock options are priced on the date of grant. See table below titled “Directors’ Stock Options Outstanding” for aggregate options outstanding at year end.
(3)	Included in other compensation is our payment for Mr. Fredrick’s 2013 medical and dental insurance premiums of $13,516, travel of $2,917 and membership dues for a private club of $568.
(4)	Mr. Robbins holds positions in our associate global downline network marketing system and we paid him commissions of approximately $2.4 million in connection therewith.

Directors’ Stock Options Outstanding

The table below summarizes the outstanding stock options of our non-employee directors as of December 31, 2013:

Director	Grant Date	Aggregate Number of Shares Underlying Outstanding Stock Options	Exercise Price Per Share	Grant Date Fair Value of Option Awards	Calculated Fair Value Price Per Share	Fair Value of Option Awards Recognized in 2013(a)
J. Stanley Fredrick	June 10, 2010	6,976	$23.70	$82,326	$11.80	$—
	August 16, 2010	392	$27.10	$5,491	$14.01	$—
	February 21, 2013	5,000	$5.72	$17,850	$3.57	$5,119
	June 5, 2013	5,000	$9.89	$30,350	$6.07	$15,608
		17,368		$136,017		$20,727

Gerald E. Gilbert	November 20, 2008	1,000	$25.00	$10,300	$10.30	$—
	June 10, 2009	5,000	$30.00	$72,000	$14.40	$—
	August 16, 2010	2,315	$24.60	$32,421	$14.00	$—
	May 30, 2012	5,000	$5.19	$16,050	$3.21	$5,362
	February 21, 2013	5,000	$5.72	$17,850	$3.57	$5,119
		18,315		$148,621		$10,481

Larry A. Jobe	November 20, 2008	1,000	$25.00	$10,300	$10.30	$—
	June 10, 2009	5,000	$30.00	$72,000	$14.40	$—
	August 16, 2010	1,410	$24.60	$19,740	$14.00	$—
	May 30, 2012	5,000	$5.19	$16,050	$3.21	$5,362
	February 21, 2013	5,000	$5.72	$17,850	$3.57	$5,119
		17,410		$135,940		$10,481

Alan D. Kennedy	November 20, 2008	1,000	$25.00	$10,300	$10.30	$—
	August 16, 2010	2,441	$24.60	$34,184	$14.40	$—
	June 9, 2011	13,157	$11.40	$84,211	$6.40	$12,228
	February 21, 2013	5,000	$5.72	$17,850	$3.57	$5,119
		21,598		$146,545		$17,346

Marlin Ray Robbins	June 12, 2006	1,115	$112.10	$54,373	$48.77	$—
	November 20, 2008	1,000	$25.00	$10,300	$10.30	$—
	June 10, 2009	5,000	$30.00	$72,000	$14.40	$—
	May 30, 2012	5,000	$5.19	$25,950	$3.21	$5,362
	February 21, 2013	5,000	$5.72	$17,850	$3.57	$5,119
		17,115		$170,573		$10,481

Robert A. Toth	August 16, 2010	2,410	$24.60	$33,751	$14.00	$989	(b)
	June 9, 2011	13,157	$11.40	$84,211	$6.40	$12,228
	February 21, 2013	5,000	$5.72	$17,850	$3.57	$5,119
		20,567		$135,812		$18,335

(a)	Represents the calculated stock-based compensation expense recognized in our consolidated financial statements for the fair value of the option awards in accordance with FASB ASC Topic 718 “Stock Compensation”. Assumptions made in the calculation of these amounts are included in Note 11 to our audited financial statements for the fiscal year ended December 31, 2013, included in our Annual Report on Form 10-K filed with the SEC on March 18, 2014.
(b)	Represents costs recognized in connection with our stock option exchange program conducted in 2010 and consists of 2013 expenses applicable to the surrendered options, the remaining unamortized compensation cost of the surrendered options, if any, prorated based on the number of days outstanding. There was no incremental stock option expense resulting from the exchange because the fair value of the replacement options was approximately equal to the fair value of the surrendered options they replaced.

Directors’ Stock Ownership Guidelines

We encourage our non-employee directors to own shares of our common stock equal to three times the value of a director’s annual board retainer in order to demonstrate to our shareholders and the investment community that our directors are personally committed to our success.  However, we do not have a formal policy requiring our directors to own any specific number of shares.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 15, 2014, by (a) each person known by us to beneficially own 5% or more of our outstanding shares of common stock, (b) each of our directors and “Named Executive Officers,” and (c) all of our current directors and executive officers as a group.

Name	Number of Outstanding Shares		Number of Shares Underlying Options (1)	Total Number of Outstanding Shares and Shares Underlying Options (1) (2)	% of Class Outstanding(1)
Beneficial Owners of 5% or More
Michael Challen(3)	241,258		─	241,258	9.1%
Tyler Rameson(4)	241,258		─	241,258	9.1%
Directors and Named Executive Officers
J. Stanley Fredrick(5)	315,406	(6)	15,033	330,439	12.4%
Marlin Ray Robbins	59,000		15,447	74,447	2.8%
Robert A. Toth	35,000		18,899	53,899	2.0%
Larry A. Jobe	34,999		10,743	45,742	1.7%
Gerald E. Gilbert	6,000		16,647	22,647	0.9%
Alan D. Kennedy	3,410	(7)	19,930	23,340	0.9%
Robert A. Sinnott, Ph.D	4,041	(8)	8,918	12,959	0.5%
Alfredo (Al) Bala	─		1,834	1,834	0.1%
Roy Truett(9)	─		─	─	─ %

All 11 executive officers and directors as a group	460,186		114,707	574,893	21.6%

(1)	Shares of our common stock subject to stock options, warrants, or any other convertible security currently exercisable or convertible, or exercisable or convertible within 60 days of April 15, 2014, are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not outstanding for computing the percentage of any other person or entity.
(2)	The information contained in this table with respect to beneficial ownership reflects “beneficial ownership” as defined in Rule 13d-3 under the Exchange Act. All information with respect to the beneficial ownership of any shareholder has been furnished by such shareholder and, except as otherwise indicated or pursuant to community property laws, each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder.
(3)	The information regarding the beneficial ownership of Michael Challen is based on the Schedule 13G filed with the SEC by Mr. Challen on November 12, 2013, in which Mr. Challen indicated he had sole power to vote and dispose of all such shares. The address for Mr. Challen is 1576 La Coronilla Drive, Santa Barbara, CA 93109.
(4)	The information regarding the beneficial ownership of Tyler Rameson is based on the Schedule 13G filed with the SEC by Mr. Rameson on November 12, 2013, in which Mr. Rameson indicated he had sole power to vote and dispose of all such shares. The address for Mr. Rameson is 10 East Yanonali Street, Suite 2A, Santa Barbara, CA 93101.
(5)	Mr. Fredrick beneficially owns more than 5% of our common stock. Mr. Fredrick maintain offices at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019.
(6)	The number of shares owned by Mr. Fredrick includes 190,406 shares of our common stock directly held by Mr. Fredrick and 125,000 shares of our common stock held through JSF Resources LTD Partnership. JSF Resources LTD is a limited partnership that is owned by FSJ Secure Trust, of which Mr. Fredrick is the sole beneficiary. Mr. Fredrick pledged 40,000 shares he holds individually as collateral for a loan.
(7)	Includes 3,310 shares of our common stock directly held by Mr. Kennedy and 100 shares of our common stock held through Kennedy Family Trust, for which Mr. Kennedy is trustee and grantor and whose beneficiaries are Mr. Kennedy’s wife and children.
(8)	Dr. Sinnott holds 1,666 shares directly and 2,375 shares are held indirectly. The indirect holdings are held by Dr. Sinnott’s wife as custodian for his three sons. Dr. Sinnott has disclaimed beneficial ownership of these shares.
(9)	Mr. Truett resigned as President of International and Chief Operating Officer on January 28, 2014. In connection with Mr. Truett’s departure on January 31, 2014, he forfeited 10,000 unvested incentive stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in their beneficial ownership of our common stock with the SEC. Such persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of such reports or written representations furnished to us that no other reports were required, we believe that during the year ended December 31, 2013, all of our executive officers and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.  Further, based solely on a review of such reports or written reports or written representations furnished to us, during the fiscal year ended December 31, 2013, our directors filed the following late Form 4s.  Messrs: Fredrick, Robbins, Jobe, Toth, Kennedy and Gilbert each filed a late Form 4 related to a grant of options in February 2013 and Mr. Toth filed a late Form 4 related to a purchase of stock in May 2013.

EXECUTIVE COMPENSATION

This executive compensation discussion describes our compensation program for the year ended December 31, 2013 for our Named Executive Officers listed below, which we refer collectively as our “Named Executive Officers”.

•	Robert A. Sinnott, Ph.D. – CEO and Chief Science Officer
•	Alfredo Bala – President International, Executive Vice President, Chief Sales & Marketing Officer
•	Roy Truett – Former President of International and Chief Operating Officer

Dr. Sinnott is a Named Executive Officer based on his position, while the other individuals listed above were Named Executive Officers based on compensation earned in 2013.

We compensate our executive officers through our executive compensation program that is designed to maintain a fair, equitable, and competitive compensation package that allows the Company to attract and retain top executive talent.  Based on recommendations made by our Compensation and Stock Option Plan Committee, the Board approves all compensation related to our executive officers, including our Named Executive Officers.  The Compensation and Stock Option Plan Committee annually reviews each executive officer’s responsibilities and performance.  In general, our executive compensation program for executive officers, including our Named Executive Officers, consists of payment of an annual base salary; participation in our Management Non-Equity Incentive Bonus Plan; stock option awards; and certain other benefits and perquisites.

Summary Compensation Table (2012 & 2013)

The following table summarizes the total compensation awarded to our Named Executive Officers for the fiscal years ended December 31, 2012 and 2013:

Name & Principal Position	Year	Salary(1)		Bonus			Option Award (2)		Non-Equity Incentive Plan Compensation(3)		All Other Compensation (4)		Total
Robert A. Sinnott, Ph.D.	2013		$350,000		$20,512	(5)		$17,850	$	─		$41,048		$429,410
CEO & Chief Science Officer	2012		$350,000	$	─		$	─		$5,078		$15,958		$371,036

Alfredo (Al) Bala	2013		$300,000		$15,569	(6)		$17,850	$	─		$15,240		$348,659
President International, Executive Vice President, Chief Sales & Marketing Officer	2012		$300,000	$	─		$	─		$4,531		$17,061		$321,592

Roy Truett(7)	2013		$273,308		$50,534	(8)		$35,300	$	─		$47,824		$406,966
Former, President of International and Chief Operating Officer	2012	$	─	$	─		$	─	$	─	$	─	$	─

(1)	The amounts reported in this column represents the total amount paid to the executive during the year as a result of the executive’s annual base salary and the number of payroll periods in the respective year.
(2)	The amounts reported in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 “Stock Compensation” for option awards granted in 2012, and 2013, respectively. Assumptions made in the calculation of these amounts are included in Note 11 to our audited financial statements for the fiscal year ended December 31, 2013, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2014.
(3)	The amounts reported in this column represent non-equity incentive plan compensation paid in March 2013 under our Management Non-Equity Incentive Bonus Plan with respect to 2008 performance. We did not meet performance targets and no bonuses were earned in 2013 and 2012 under our Management Non-Equity Incentive Bonus Plan. Amounts reported in 2012 represent 5% of the 2008 bonus amounts that were paid in 2013 subject to the executive’s employment with us on the payment date.
(4)	The amounts reported in this column include, among other items, an automobile allowance or automobile lease payments, matching contributions to our 401(k) plan, automobile insurance coverage, and travel expenses paid on behalf of each Named Executive Officer, and are detailed in the “All Other Compensation” table included below.
(5)	Amount represents a $500 Christmas Bonus, grossed-up for taxes, paid in December 2013 and a $20,000 bonus awarded at the discretion of the Board of Directors paid in March 2014.
(6)	Amount represents a $500 Christmas Bonus, grossed-up for taxes, paid in December 2013 and a $15,000 bonus awarded at the discretion of the Board of Directors paid in March 2014.
(7)	Mr. Truett resigned as President of International and Chief Operating Officer on January 28, 2014. In connection with Mr. Truett’s departure, on January 30, 2014, the Company and Mr. Truett entered into a Separation Agreement and Release. Under the terms of this agreement, Mr. Truett was released from the post-employment non-compete obligations of his employment agreement. Mr. Truett’s last day with the Company was January 31, 2014.
(8)	Amount represents a $50,000 signing bonus paid in March 2013 and a $500 Christmas Bonus, grossed-up for taxes paid in December 2013.

All Other Compensation Table (2012 and 2013)

The amounts included in the “All Other Compensation” column of the Summary Compensation Table above are broken down as follows:

		Automobile Lease Payments	Insurance Premium for Leased Automobile	Company Matching 401(k) Contribution	Life Insurance	Travel Expenses (1)	Temporary Housing / Relocation Expense	Commuting Expenses	Total All Other Compensation
Name	Yr.	($)	($)	($)	($)	($)	($)	($)	($)
Robert A. Sinnott, Ph.D.	2013	12,000	─	2,550	542	25,956	─	─	41,048
	2012	12,000	─	3,416	542	─	─	─	15,958

Alfredo (Al) Bala	2013	12,000	─	2,550	690	─	─	─	15,240
	2012	12,798	528	3,045	690	─	─	─	17,061

Roy Truett	2013	10,000	─	1,700	382	─	23,973	11,769	47,824
	2012	─	─	─	─	─	─	─	─

(1)	The amounts reported in this column reflect travel-related costs, including airfare, meals and entertainment, for our Named Executive Officers’ family members to travel with them at our Company-related events.

Executive Employment Agreements

We enter into employment agreements with certain executive officers, including our Named Executive Officers. Pursuant to the terms of the employment agreements, some of our executive officers are entitled to severance in certain events of early termination. These provisions are described in the section titled “Potential Payments Upon Termination or Change in Control” appearing later in this Proxy Statement. In the employment agreements, we have agreed to pay relocation expenses for newly hired executives, provide a leased vehicle or pay a monthly automobile allowance, and allow our executives to participate in our Management Non-Equity Incentive Bonus Plan and in all of our other employee benefit plans. In addition, the employment agreements contain covenants regarding (i) confidentiality and non-disparagement that apply to the executive both during and after employment and (ii) non-competition and non-solicitation that apply to the executive during employment and for one year after termination. The following is a description of the other material terms of the employment agreements with our Named Executive Officers as of December 31, 2013:

Named Executive Officer	Position	Effective Date of Agreement		Expiration Date		2012 Annual Base Salary		2013 Annual Base Salary	2014 Annual Base Salary
Robert A. Sinnott, Ph.D.	CEO and Chief Science Officer	October 2007	(1)	December 2014	(1)		$350,000	$350,000	$390,000
Alfredo (Al) Bala	President International, Executive Vice President, Chief Sales & Marketing Officer	October 2007		December 2014	(2)		$290,000	$300,000	$324,000
Roy Truett(3)	Former President of International and Chief Operating Officer	March 2013		March 2014		$	N/A	$340,000	$340,000

(1)	The employment agreement for Dr. Sinnott was amended in December 2009 and had an initial term of one year with automatic renewals for successive one-year periods unless terminated pursuant to the terms of the contract.
(2)	The employment agreement for Mr. Bala had an initial term of two years with automatic renewals for successive one-year periods unless terminated pursuant to the terms of the contract.
(3)	Mr. Truett resigned as President of International and Chief Operating Officer on January 28, 2014. In connection with Mr. Truett’s departure, on January 30, 2014, the Company and Mr. Truett entered into a Separation Agreement and Release. Under the terms of this agreement, Mr. Truett was released from the post-employment non-compete obligations of his employment agreement. His last day with the Company was January 31, 2014.

In October 2007, we entered into a one-year employment agreement, with automatic renewals for successive one-year periods, with Dr. Sinnott, our CEO and Chief Science Officer. Pursuant to the terms of the employment agreement, we agreed to pay Dr. Sinnott an annual base salary of $312,000. In accordance with the terms of the employment agreement allowing increases to base salary, the Board and the Committee review Dr. Sinnott’s base salary annually in accordance with their annual review of salaries for our Named Executive Officers and make any adjustments they deem appropriate. In 2008, we increased Dr. Sinnott’s annual base salary to $325,000. In February 2010, we increased Dr. Sinnott’s annual base salary to $350,000 in connection with his promotion to Co-CEO prior to his promotion to CEO in 2011.  In February 2014, we increased Dr. Sinnott’s annual base salary to $390,000 in connection with his performance evaluation and to align with the compensation levels of our competitors.

In October 2007, we entered into a two-year employment agreement, with automatic renewals for successive one-year periods, with Mr. Bala, our Executive Vice President, Sales & Marketing. Pursuant to the terms of the employment agreement, we agreed to pay Mr. Bala an annual base salary of $275,000. In accordance with the terms of the employment agreement allowing increases to base salary, the Board and the Committee review Mr. Bala’s base salary annually in accordance with their annual review of salaries for our Named Executive Officers and make any adjustments they deem appropriate. In 2008, we increased Mr. Bala’s annual base salary to $290,000. Effective for 2012, we increased Mr. Bala’s annual base salary to $300,000 in connection with his promotion to Executive Vice President, Sales & Marketing.  In February 2014, we increased Mr. Bala’s annual base salary to $324,000 in connection with his performance evaluation and to align with the compensation levels of our competitors.

In March 2013, we entered into a one-year employment agreement, with automatic renewals for successive one-year periods, with Mr. Truett, our former President of International and Chief Operating Officer. Pursuant to the terms of the employment agreement, we agreed to pay Mr. Truett an annual base salary of $340,000.  Additional terms of the employment agreement included our payments for (i) up to $30,000 for moving expenses; (ii) up to $30,000 for closing costs related to the purchase of a residence; (iii) commuting and temporary housing costs for a period of up to six months; (iv) a signing bonus of $50,000; (v) eligibility to earn up to $52,000 pursuant to the 2013 executive bonus plan; and (vi) a monthly car allowance of $1,000.  Mr. Truett resigned on January 28, 2014 as President of International and Chief Operating Officer.  His last day with the Company was January 31, 2014.

2013 Grants of Plan Based Awards

No stock awards were granted to our Named Executive Officers in 2013.  We granted the following stock options to our Named Executive Officers in 2013:

Name	Grant Date	Number of Securities Underlying Options (#)		Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards
Robert A. Sinnott, Ph.D.	2/20/2013	5,000		$5.72	$17,850
Alfredo (Al) Bala	2/20/2013	5,000		$5.72	$17,850
Roy Truett	3/3/2013	10,000	(1)	$5.69	$35,300

(1)	Mr. Truett resigned as President of International and Chief Operating Officer on January 28, 2014. In connection with Mr. Truett’s departure on January 31, 2014, he forfeited 10,000 unvested incentive stock options.

 No stock awards and no stock options were granted to our Named Executive Officers in 2012.

Equity Compensation Plan Information

We use stock option plans to encourage investment by our officers, employees, and non-employee directors in shares of our common stock so they will have an increased vested interest in and greater concern for Mannatech’s welfare.

We had one stock option plan in effect as of December 31, 2013, which is as follows:

The Board and a majority of our shareholders approved the Mannatech, Incorporated 2008 Stock Incentive Plan in February 2008 and in 2012 amended the plan to increase the number of shares of common stock subject to the plan (as amended, the “2008 Plan”).  Our 2008 Plan enables us to attract and retain employees, consultants and directors who will contribute to our long-term success and aligns the interests of those individuals with the interests of our shareholders. Awards of stock options, including incentive and nonstatutory stock options, and restricted stock may be issued under our 2008 Plan. The Compensation and Stock Option Plan Committee administers the 2008 Plan.

There are 200,000 shares of our common stock currently reserved for issuance under our 2008 Plan, which does not include certain shares available for issuance under our predecessor stock plan.  In the event of certain changes to our common stock, including due to a merger, consolidation, reorganization, reincorporation, stock dividend, non-cash dividend, stock split, liquidation, combination, stock exchange, or change in corporate structure, we may adjust the number of shares subject to our 2008 Plan and to any outstanding awards.

Generally, the exercise price with respect to stock options granted pursuant to our 2008 Plan cannot be less than 100% of the fair market value per share of our common stock on the date of grant.  Unless the Compensation and Stock Option Plan Committee specifies otherwise, in general, stock options vest annually over a two- or three- year period and have a ten-year term.

Participants in our 2008 Plan may pay the exercise price for stock options in cash, shares of common stock, via a broker-assisted cashless exercise method or in any other form of legal consideration that the Compensation and Stock Option Plan Committee approves.

Our 2008 Plan also permits awards of restricted shares of our common stock, or restricted stock, and the Compensation and Stock Option Plan Committee determines the vesting schedule for such restricted stock.

If we undergo a change in control or certain other significant corporate transactions, our 2008 Plan provides that we may assume, continue, substitute for, or cancel any outstanding awards.  For purposes of our 2008 Plan, a “change in control” generally means (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets to a third-party, (ii) the replacement of the majority of the incumbent members of the Board, (iii) the adoption of a plan relating to our liquidation or dissolution, or (iv) the consummation of any transaction (including a merger or consolidation) that results in a third-party becoming the beneficial owner of more than 50% of our voting power.

In the event that any award under our 2008 Plan is determined to be nonqualified deferred compensation subject to Section 409A of the Code, the award will have to comply with certain technical tax limitations with respect to when awards may be exercised or paid for.

Our 2008 Plan will terminate automatically on February 20, 2018, unless the Board terminates it sooner.  The Board may amend our 2008 Plan at any time but to the extent shareholder approval is necessary pursuant to the 2008 Plan or marketplace rules of NASDAQ, an amendment may not become effective until we obtain shareholder approval.

The following table provides information as of April 15, 2014 about our common stock that may be issued upon the exercise of stock options under the 2008 Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by shareholders	232,660	$16.54	20,599
Equity compensation plans not approved by shareholders	—	—	—
Total	232,660		20,599

Non-Equity Incentive Plan

We award annual cash bonuses under our Management Non-Equity Incentive Bonus Plan for achievement of specified performance objectives within a specific performance period, which is typically one year or less. We make awards from an established incentive pool. The Compensation and Stock Option Plan Committee determines the total size of our incentive pool by taking into account our financial performance. We believe this pool-based bonus system helps foster teamwork and ensures that all executives work collectively to improve our performance.

2013 Non-Equity Incentive Plan

For 2013, the Board approved two bonus opportunities for our Named Executive Officers and other senior executives designated by the Compensation and Stock Option Plan Committee under our Management Non-Equity Incentive Bonus Plan.

The common measurement for both bonus opportunities is based on Adjusted Operating Income, which is determined as follows:

Income/(Loss) from Operations
+ Depreciation Expense
+ Amortization Expense
+ Stock Option Expense
+ Net Inventory Reduction/(Increase)
= Adjusted Operating Income

1.	Annual Bonus Opportunity

This bonus opportunity is available to senior management of the Company (including our senior executive officers).  Our Named Executive Officers and other senior management designated by the Compensation and Stock Option Plan Committee will be eligible for a bonus if the Company achieves one of the four Adjusted Operating Income targets as of the end of fiscal year 2013.  To achieve a bonus opportunity, the actual Adjusted Operating Income for fiscal year 2013 must be equal to or greater than the Adjusted Operating Income target as set forth below.  The maximum potential bonus that an eligible senior executive officer will be entitled to receive under this bonus opportunity is 30% of his or her base salary.  The maximum potential bonus for senior management, excluding senior executive officers, is 20% of his or her base salary.

The following table represents the 2013 net operating income targets and bonus opportunities:

2013 Adjusted Operating Income Targets – Annual Bonus

	1st Target	2nd Target	3rd Target	4th Target
Adjusted Operating Income*	$10 million	$11.5 million	$13 million	$14.3 million
Bonus Opportunity **	7.5% / 5.0%	15.0% / 10.0%	22.5% / 15.0%	30.0% / 20.0%

* Before accrual of Annual Bonus Opportunity.

** Senior executive officers / senior management exclusive of senior executive officers.

Based on the annual 2013 Adjusted Operating Income, the senior management of the Company (including our senior executive officers) did not qualify for any bonus as delineated above.  Therefore, no bonuses were paid under this incentive plan.

2.	Quarterly Bonus Opportunity

This bonus opportunity is only available to senior executive officers.  For 2013, the Board and the Compensation and Stock Option Plan Committee implemented a quarterly bonus opportunity as an incentive for our senior executive officers to achieve Adjusted Operating Income above the annual bonus targets.  To achieve a bonus opportunity, the actual Adjusted Operating Income, after ratable accrual of the annual bonus, must exceed the quarterly Adjusted Operating Income target.  Once a quarterly bonus is earned, it is not subject to forfeiture based on the failure to meet future Adjusted Operating Income targets.  The maximum potential bonus that an eligible senior executive officer will be entitled to receive under this bonus opportunity is 100% of his or her salary if the Company meets all prescribed Adjusted Operating Income targets.

The following table represents the 2013 Adjusted Operating Income targets and bonus opportunities:

2013 Adjusted Operating Income Targets – Quarterly Bonus

	End of 2nd Quarter	End of 3rd Quarter	End of Year
Adjusted Operating Income*	$8.6 million	$14.2 million	$18.7 million
Bonus Opportunity	25%	25%	50%

* After ratable accrual of Annual Bonus Opportunity.

The Named Executive Officers and other senior executives participating in both bonus opportunities will be paid the greater of the bonus amounts achieved pursuant to the two bonus opportunities, but cannot be paid under both the annual and quarterly bonus opportunities.  Based on the actual Adjusted Operating Income achieved in 2013, the senior executive officers did not qualify for the bonus as delineated above.  Therefore, no bonuses were paid under this incentive plan.

In summary, no bonuses were paid out in 2013 to the senior executive officers pursuant to the Quarterly Bonus Opportunity, nor to the senior management group, including the senior executive officers, pursuant to the Annual Bonus Opportunity.

In 2013, the Board and the Compensation and Stock Option Plan Committee awarded a discretionary cash bonus to Messrs. Sinnott and Bala, in addition to others in the executive management group.  Although the Company did not achieve the targets set forth in the non-equity incentive plan, we granted these bonuses in connection with our 2013 operating results that included achieving net sales in 2013 in excess of 2012 net sales and operating the Company profitably during 2013.  Prior to 2013, the Company had not achieved a year-over-year increase in net sales, nor full year profitability since 2007.

2014 Non-Equity Incentive Plan

For 2014, the Board has approved two bonus opportunities for our Named Executive Officers and other senior executives designated by the Compensation and Stock Option Plan Committee under our Management Non-Equity Incentive Bonus Plan.

The common measurement for both bonus opportunities is based on Income from Operations, as determined by generally accepted accounting principles (“GAAP”).

1.	Annual Bonus Opportunity

This bonus opportunity is available to senior management of the Company (including our senior executive officers).  Our Named Executive Officers and other senior management designated by the Compensation and Stock Option Plan Committee will be eligible for a bonus if the Company achieves one of the four Income from Operations targets as of the end of fiscal year 2014.  To achieve a bonus opportunity, the actual Income from Operations for fiscal year 2014 must be equal to or greater than the Income from Operations target as set forth below.  The maximum potential bonus that an eligible senior executive officer will be entitled to receive under this bonus opportunity is 30% of his or her base salary.  The maximum potential bonus for senior management, excluding senior executive officers, is 20% of his or her base salary.

The following table represents the 2014 Income from Operations targets and bonus opportunities:

2014 Income from Operations Targets – Annual Bonus

	1st Target	2nd Target	3rd Target	4th Target
Income from Operations*	$7 million	$8 million	$9 million	$10 million
Bonus Opportunity **	7.5% / 5.0%	15.0% / 10.0%	22.5% / 15.0%	30.0% / 20.0%

* After accrual of Annual Bonus Opportunity.

** Senior executive officers / senior management exclusive of senior executive officers.

2.	Quarterly Bonus Opportunity

This bonus opportunity is only available to senior executive officers.  The quarterly bonus opportunity is an incentive for our senior executive officers to achieve Income from Operations above the annual bonus targets.  To achieve a bonus opportunity, the actual Income from Operations, after ratable accrual of the annual bonus, must exceed the quarterly Income from Operations target.  Once a quarterly bonus is earned, it is not subject to forfeiture based on the failure to meet future Income from Operations targets.  The maximum potential bonus that an eligible senior executive officer will be entitled to receive under this bonus opportunity is 100% of his or her salary if the Company meets all prescribed Income from Operations targets.

 The following table represents the 2014 Income from Operations targets and bonus opportunities:

2014 Income from Operations Targets – Quarterly Bonus

	End of 2nd Quarter	End of 3rd Quarter	End of Year
Adjusted Operating Income*	$4.6 million	$8.9 million	$12.8 million
Bonus Opportunity	25%	25%	50%

* Before ratable accrual of Annual Bonus Opportunity.

The Named Executive Officers and other senior executives participating in both bonus opportunities will be paid the greater of the bonus amounts achieved pursuant to the two bonus opportunities, but cannot be paid under both the annual and quarterly bonus opportunities.

For 2014, the maximum bonus opportunity (expressed as a percentage of base salary) that could be earned by each Named Executive Officer under each of the two bonus opportunities discussed above is as follows:

Named Executive Officer	Position	Maximum Potential Bonus (Annual Bonus opportunity)	Maximum Potential Bonus (Quarterly Bonus opportunity)
Robert A. Sinnott, Ph.D.	CEO and Chief Science Officer	30%	100%
Roy Truett	Former President of International and Chief Operating Officer, (resigned January 2014)	N/A	N/A
Alfredo Bala	President International, Executive Vice President, Chief Sales & Marketing Officer	30%	100%

401(k) Plan

On May 9, 1997, we adopted a 401(k) Pre-tax Savings Plan (the “401(k) Plan”). All full time employees, including our Named Executive Officers, who have completed three months of service and are at least 21 years of age are eligible to participate in our 401(k) Plan. During 2013, employees were allowed to contribute to our 401(k) Plan up to the maximum annual limit of their current annual compensation, as statutorily prescribed. The 401(k) plan permits matching employer contributions in the amount of $0.50 for each $1.00 contributed by a participating employee up to a maximum of 2% of the participant’s annual salary. The 401(k) Plan also allows us to make discretionary profit-sharing contributions each year based upon our profit. Employee contributions and our matching contributions are paid to a corporate trustee and are invested as directed by the participant. Our contributions to our 401(k) Plan vest over five years or earlier if the participant retires at age 65, becomes disabled, or dies. Payments to participants may be made in the case of financial hardship, and distributions may be made in a lump sum. Our 401(k) Plan is intended to qualify under Section 401(a) of the Code, so that contributions made by employees or by us to our 401(k) Plan, and income earned on these contributions, are not taxable to our employees until withdrawn from the 401(k) Plan.

2013 Outstanding Equity Awards at Fiscal Year End Table

The following table sets forth certain information about outstanding equity awards held by our Named Executive Officers at December 31, 2013:

Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date
Robert A. Sinnott, Ph.D.	600	─		─	$63.90	February 22, 2018
	1,000	─		─	$25.00	November 19, 2018
	7,499	─		─	$31.00	December 21, 2019
	1,485	─		─	$24.60	August 15, 2020
	─	5,000	(1)	─	$5.72	February 20, 2023
	10,584	5,000		─

Alfredo (Al) Bala	─	167	(2)	─	$11.40	June 8, 2021
	─	5,000	(1)	─	$5.72	February 20, 2023
	─	5,167		─

Roy Truett	─	10,000		─	$5.69	March 3, 2023	(3)
	─	10,000		─

(1)	The options vest in three equal annual installments beginning February 21, 2014.
(2)	Stock options vest on June 9, 2014.
(3)	Pursuant to Mr. Truett’s resignation, all stock options were forfeited effective January 31, 2014.

Pension Benefits and Non-Qualified Deferred Compensation

Our Named Executive Officers do not participate in any pension plans (other than the 401(k) Plan) or non-qualified deferred compensation plans.

Option Exercises and Stock Vested

We have not granted stock awards to our Named Executive Officers and therefore, no stock awards vested in 2013. The following table sets forth certain information concerning the exercise of stock options held by our Named Executive officers during 2013:

Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)
Robert A. Sinnott, Ph.D.	─	$	─
Alfredo (Al) Bala	3,330		$14,468
Roy Truett	─	$	─

(1)	Value realized is calculated by multiplying the number of shares acquired by the difference between the market price on the date of exercise and the exercise price of the option.

Potential Payments Upon Termination or Change in Control

Each of our employment agreements with our Named Executive Officers provides for certain payments and benefits in the event of early termination. However, none of these employment agreements requires payment upon a change in control of the Company. The 2008 Plan does, however, provide for accelerated vesting of options in the event of a change in control or other event for which the Board determines such accelerated vesting would be equitable under the circumstances. The following discussion summarizes our payment obligations to our Named Executive Officers upon termination or change in control (as defined under “Equity Compensation Plan Information” above) assuming such termination or change in control occurred on December 31, 2013:

Dr. Robert A. Sinnott, Ph.D. – CEO and Chief Science Officer:

Under the terms of his employment agreement, if Dr. Sinnott resigns for good reason or we terminate Dr. Sinnott without cause or due to disability, he will continue to receive his base salary for twelve months from the termination date. Notwithstanding the statement above, if Dr. Sinnott’s employment is terminated for cause, if he resigns without good reason, or is terminated due to his death, he is entitled to (i) any remaining base salary earned and not yet paid through the termination date; (ii) any annual bonus, or portion thereof, that is earned through the termination date; (iii) all reimbursable expenses due but not yet paid through the termination date; and (iv) all earned or vested benefits (or an amount equivalent to the value of such benefits) payable under our benefit plans or arrangements through the termination date. Under the employment agreement, a termination for “cause” means (A) we determined that Dr. Sinnott has neglected, failed, or refused to render the services or to perform any other of his duties or obligations under his employment agreement, (B) Dr. Sinnott’s violation of any provision or obligation under his employment agreement, (C) Dr. Sinnott’s indictment for, or plea of no contest with respect to, any crime that adversely affects or may adversely affect us or the utility of Dr. Sinnott’s services to us, or (D) any other act or omission of Dr. Sinnott involving fraud, theft, dishonesty, disloyalty, or illegality that harms or embarrasses us. Dr. Sinnott may resign for “good reason” if we (W) deny any compensation due under his employment agreement, (X) require him to be based outside of Dallas County, Texas, (Y) decrease his title or pay or remove a material portion of his significant duties or responsibilities without his consent, or (Z) breach his employment agreement. For purposes of the agreement, the term “disability” means Dr. Sinnott becomes incapacitated by accident, sickness, or other circumstances that, in the reasonable judgment of the Board renders or is expected to render Dr. Sinnott mentally or physically incapable of performing the essential duties and services required of him under the agreement, with or without reasonable accommodation, for a period of at least 90 consecutive calendar days. As of December 31, 2013, Dr. Sinnott’s annual base salary was $350,000, which was increased to $390,000 in February 2014.  Dr. Sinnott’s employment agreement will expire on December 15, 2014.

The following table shows the potential payments upon termination of Dr. Sinnott’s employment under the circumstances described above or the occurrence of a change in control assuming such termination or change in control occurred on December 31, 2013.

Termination Event	Cash Severance		Acceleration of Equity Incentive Awards			Total Termination Payments
Termination With Cause	$	─	$	─		$	─
Termination Without Cause		$390,000	$	─			$390,000
Resignation for Good Reason		$390,000	$	─			$390,000
Resignation without Good Reason	$	─	$	─		$	─
Disability		$390,000	$	─			$390,000
Death	$	─	$	─		$	─
Non-Renewal of his Employment Agreement	$	─	$	─		$	─
Change in Control	$	─		$56,200	(1)	$	─

(1)	Amount reflects 5,000 unvested stock options calculated using the difference between the exercise price of the options and the closing price of our common stock of $16.96 on December 31, 2013.

Alfredo (Al) Bala – President International, Executive Vice President, Chief Sales & Marketing Officer:

Under the terms of his employment agreement, if Mr. Bala resigns for good reason or we terminate Mr. Bala without cause or due to disability, he will continue to receive his base salary through the end of the agreement term or for a period of twelve months from his last day of employment, whichever is longer. Notwithstanding the statement above, if Mr. Bala’s employment is terminated for cause, if he resigns without good reason, or is terminated due to his death, he is entitled to (i) any remaining base salary earned and not yet paid through the termination date; (ii) any annual bonus, or portion thereof, that is earned through the termination date; (iii) all reimbursable expenses due but not yet paid through the termination date; and (iv) all earned or vested benefits (or an amount equivalent to the value of such benefits) payable under our benefit plans or arrangements through the termination date. Under the agreement, a termination for “cause” means (A) we have determined that Mr. Bala has neglected, failed, or refused to render the services or to perform any other of his duties or obligations under the agreement, (B) Mr. Bala’s violation of any provision or obligation under the agreement, (C) Mr. Bala’s indictment for, or plea of no contest with respect to, any crime that adversely affects the utility of his services to us, or (D) any other act or omission of Mr. Bala involving fraud, theft, dishonesty, disloyalty, or illegality that harms or embarrasses us. The agreement defines a resignation for “good reason” as (W) any denial of compensation due and owing to Mr. Bala under the agreement, (X) any requirement that Mr. Bala be based anywhere other than Dallas County, Texas, except for travel incident to our business, (Y) our demotion of Mr. Bala in title or pay, or our removal of a material portion of Mr. Bala’s significant duties or responsibilities without Mr. Bala’s consent, or (Z) our material breach of the agreement. For purposes of the agreement, the term “disability” means Mr. Bala becomes incapacitated by accident, sickness, or other circumstances that, in the reasonable judgment of the Board renders or is expected to render Mr. Bala mentally or physically incapable of performing the essential duties and services required of him under the agreement, with or without reasonable accommodation, for a period of at least 90 consecutive calendar days. As of December 31, 2013, Mr. Bala’s annual base salary was $300,000 which was increased to $324,000 in February 2014.  Mr. Bala’s employment agreement will expire on December 15, 2014.

The following table shows the potential payments upon termination of Mr. Bala’s employment under the circumstances described above or the occurrence of a change in control assuming such termination or change in control occurred on December 31, 2013.

Termination Event	Cash Severance		Acceleration of Equity Awards			Total Termination Payments
Termination With Cause	$	─	$	─		$	─
Termination Without Cause		$324,000	$	─			$324,000
Resignation for Good Reason		$324,000	$	─			$324,000
Resignation without Good Reason	$	─	$	─		$	─
Disability		$324,000	$	─			$324,000
Death	$	─	$	─		$	─
Non-Renewal of his Employment Agreement	$	─	$	─		$	─
Change in Control	$	─		$57,129	(1)		$57,129

(1)	Amount reflects 5,167 unvested stock options calculated using the difference between the exercise price of the options and the closing price of our common stock of $16.96 on December 31, 2013.

Roy Truett – Former President of International and Chief Operating Officer:

Under the terms of his employment agreement, if Mr. Truett resigns for good reason or we terminate Mr. Truett without cause or due to disability, he will continue to receive his base salary through the end of the agreement term or for a period of twelve months from his last day of employment, whichever is longer. Notwithstanding the statement above, if Mr. Truett’s employment is terminated for cause, if he resigns without good reason, or is terminated due to his death, he is entitled to (i) any remaining base salary earned and not yet paid through the termination date; (ii) any annual bonus, or portion thereof, that is earned through the termination date; (iii) all reimbursable expenses due but not yet paid through the termination date; and (iv) all earned or vested benefits (or an amount equivalent to the value of such benefits) payable under our benefit plans or arrangements through the termination date. Under the agreement, a termination for “cause” means (A) we have determined that Mr. Truett has neglected, failed, or refused to render the services or to perform any other of his duties or obligations under the agreement, (B) Mr. Truett’s violation of any provision or obligation under the agreement, (C) Mr. Truett’s indictment for, or plea of no contest with respect to, any crime that adversely affects the utility of his services to us, or (D) any other act or omission of Mr. Truett involving fraud, theft, dishonesty, disloyalty, or illegality that harms or embarrasses us. The agreement defines a resignation for “good reason” as (W) any denial of compensation due and owing to Mr. Truett under the agreement, (X) any requirement that Mr. Truett be based anywhere other than Dallas County, Texas, except for travel incident to our business, (Y) our demotion of Mr. Truett in title or pay, or our removal of a material portion of Mr. Truett’s significant duties or responsibilities without Mr. Truett’s consent, or (Z) our material breach of the agreement. For purposes of the agreement, the term “disability” means Mr. Truett becomes incapacitated by accident, sickness, or other circumstances that, in the reasonable judgment of the Board renders or is expected to render Mr. Truett mentally or physically incapable of performing the essential duties and services required of him under the agreement, with or without reasonable accommodation, for a period of at least 90 consecutive calendar days. As of December 31, 2013, Mr. Truett’s annual base salary was $340,000.

The following table shows the potential payments upon termination of Mr. Truett’s employment under the circumstances described above or the occurrence of a change in control assuming such termination or change in control occurred on December 31, 2013.

Termination Event	Cash Severance		Acceleration of Equity Awards		Total Termination Payments
Termination With Cause	$	─	$	─	$	─
Termination Without Cause		$340,000	$	─		$340,000
Resignation for Good Reason		$340,000	$	─		$340,000
Resignation without Good Reason	$	─	$	─	$	─
Disability		$340,000	$	─		$340,000
Death	$	─	$	─	$	─
Non-Renewal of his Employment Agreement	$	─	$	─	$	─
Change in Control	$	─		$112,700		$112,700

On January 28, 2014, Mr. Truett resigned as President of International and Chief Operating Officer.  In connection with Mr. Truett’s departure, on February 3, 2014, the Company and Mr. Truett entered into a Separation Agreement and Release, effective January 30, 2014 (the “Agreement”).  Under the terms of the Agreement, the Company and Mr. Truett have agreed, among other things, that Mr. Truett was released from his post-employment non-compete obligations, provided that he complies with the terms and conditions of the Agreement.    Mr. Truett’s last day with the Company was January 31, 2014.

Named Executive Officers Stock Ownership Guidelines

We do not have stock ownership guidelines for our Named Executive Officers.

$1 Million Pay Deductibility Cap

Under Section 162(m) of the Code (as interpreted by IRS Notice 2007- 49), public companies are precluded from receiving a tax deduction on compensation paid to their chief executive officer and the three most highly compensated officers of the company (other than the chief executive officer and the chief financial officer) if such officer’s compensation exceeds $1 million, unless the compensation is excluded from the $1 million limit as a result of being classified as performance-based compensation. Currently, our executive officers’ cash compensation levels have not exceeded the $1 million limit, and our stock option grants qualify as performance-based compensation under Section 162(m). Nonetheless, we annually review all of our executive officers’ compensation in an effort to comply with Section 162(m).

Compensation and Stock Option Plan Committee Interlocks and Insider Participation

Messrs. Jobe, Gilbert, Kennedy, and Toth served during 2013 and currently serve on our Compensation and Stock Option Plan Committee. None of these individuals is or has been an officer or employee of ours. None of our executive officers is a member of any other company’s board of directors, or serves as a member of any other company’s compensation committee that has or has had one or more executive officers serving as a member of the Board or our Compensation and Stock Option Plan Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions involving J. Stanley Fredrick

During 2013, we paid employment compensation of approximately $155,000 in salary, bonus, auto allowance, and other compensation to Landen Fredrick, son of J. Stanley Fredrick, the Company’s Chairman of the Board and a major shareholder. In addition, Landen Fredrick participated in the employee health care benefit plans available to all employees of the Company. Landen Fredrick has served as Vice President, Global Operations since May of 2013. Prior to that, Mr. Fredrick served as Vice President, North American Sales and Operations since January 2011, as Vice President, North American Sales since February 2010 and Senior Director of Tools and Training since his hire in May 2006.

Transactions involving Samuel Caster

Mr. Caster, the Company’s founder and former Chairman of the Board, founded MannaRelief in 1999 and served as its Chairman from 1999 through August 2007. MannaRelief employs William A. Mullens, Mr. Caster’s brother-in-law, as its Executive Director.  Mr. Caster’s wife, Linda Caster, serves as MannaRelief’s Chairman of the Board. MannaRelief is a 501(c)(3) charitable organization that provides charitable services for children.  MannaRelief is not owned or operated by the Company.

Historically, the Company has made cash donations to MannaRelief, sold products to MannaRelief at cost plus shipping and handling charges, and shipped products purchased by MannaRelief to its chosen recipients. In addition, certain Company employees and consultants periodically volunteer to work or host various fund raising projects and events for MannaRelief at no cost to MannaRelief. The Company has made cash donations and sold products to MannaRelief as follows:

	2013		2012
Sold Products	$0.2	million	$0.3	million
Contributed Cash Donations	$0.9	million	$0.1	million
Products donated in lieu of Cash	$--		$0.1	million

During 2013, the Company entered into three consulting agreements with Wonder Enterprises, LLC (f/k/a Salinda Enterprises, LLC, hereinafter “Wonder”) for consulting services performed by Mr. Caster, the owner and employee of Wonder. The first of these consulting agreements was entered into on March 6, 2013 and was effective from January 1, 2013 until May 31, 2013. The second consulting agreement was entered into on June 3, 2013 and was effective from June 1, 2013 until November 30, 2013.  For each of these two consulting agreements, the Company paid Wonder $300,000 plus reimbursable expenses. On December 4, 2013, the Company entered into the third consulting agreement with Wonder, effective on December 1, 2013. Pursuant to the terms of this consulting agreement, the Company paid Wonder $150,000 plus reimbursable expenses. This consulting agreement was not renewed and terminated according to its terms on February 28, 2014. Currently, there is no outstanding consulting agreement with Wonder, and Mr. Caster no longer serves as a consultant to the Company.

Transactions involving Ray Robbins

Mr. Ray Robbins is a member of the Company’s Board of Directors and a major shareholder. Mr. Robbins holds positions in the Company’s associate global downline network marketing system.  In addition, several of Mr. Robbins’ family members are independent associates.  The Company pays commissions and incentives to its independent associates and during 2013 and 2012, the Company paid aggregate commissions and incentives to Mr. Robbins and his family of approximately $2.6 million and $3.0 million, respectively.  The aggregate amount of commissions and incentives paid to Mr. Robbins was approximately $2.4 million and $2.6 million in 2013 and 2012, respectively.  The aggregate amount of commissions and incentives paid to family members was approximately $0.3 million and $0.4 million in 2013 and 2012, respectively.  The majority of $0.3 million and $0.4 million paid to family members in each of 2013 and 2012, respectively, was paid to his son, Kevin Robbins, in the amount of approximately $0.2 million each year, as well as his daughter, Marla Finley, and his daughter-in-law, Demra Robbins, who both share an account that totaled approximately $0.1 million and $0.2 million in 2013 and 2012, respectively. All commissions and incentives were paid to Mr. Robbins and his family members in accordance with the Company’s global associate career and compensation plan.

Review and Approval of Related Party Transactions

Our Audit Committee reviews all relationships and transactions, including relationships and transactions with our directors, director nominees, executive officers and their immediate family members, as well as holders known by us to own more than 5% of any class of our voting securities and their family members, who have a direct or indirect material interest. Although the Board does not have a formal policy with respect to related party transactions, in approving or rejecting such proposed transactions, our Audit Committee considers the nature of the related party transaction, the amount and material terms of the transaction, whether the transaction is on terms no less favorable to Mannatech than terms generally available in a similar transaction with an unaffiliated third party, whether the transaction would impair the judgment of a director or executive officer to act in the best interest of Mannatech, and other facts and circumstances available and deemed relevant to our Audit Committee.

REPORT OF THE AUDIT COMMITTEE

Our purpose is to assist the Board in overseeing its financial reporting, internal controls, and audit functions. Larry A. Jobe has been the Audit Committee’s Chairman since February 2007 and is designated by the Board as the financial expert of our Audit Committee. Other members include Messrs. Gerald E. Gilbert, Alan D. Kennedy and Robert A. Toth. The Board has determined that each of the Audit Committee’s members meet the independence and financial literacy requirements for purposes of serving on such committee under applicable rules of NASDAQ and the SEC. We operate under a written charter adopted by the Board. We review and address the adequacy of our charter on an annual basis. See our Amended Audit Committee Charter, which is posted on the Company’s corporate website at www.mannatech.com.

We are responsible for reviewing the Company’s consolidated financial statements, its systems of internal controls, and internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). Our activities are in no way designed to supersede or alter our responsibilities or the responsibilities of the Company’s independent registered public accounting firm. We assist the Board in fulfilling its responsibilities for oversight of the quality and integrity of the Company’s accounting, auditing, and reporting practices, and such other duties as directed by the Board. Our role does not provide any special assurances with regard to the Company’s consolidated financial statements, nor does it involve a professional evaluation of the quality of audits performed by the Company’s independent registered public accounting firm. We strengthened our ability to assist the Board of Directors, and formed a subcommittee called the Disclosure Committee. The Disclosure Committee is comprised of high level employees and officers who report to us and the Company’s Chief Executive Officer and Chief Financial Officer. The Disclosure Committee is responsible for reviewing all of the Company’s filings with the SEC. We have furnished the Board with the following report:

We have reviewed and discussed with the Company’s management their consolidated audited financial statements as of and for the year ended December 31, 2013, and the certification process required by the Sarbanes-Oxley Act of 2002. The Company has represented to us that its consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have also discussed the following with BDO USA, LLP, the Company’s independent registered public accounting firm: (i) the auditor’s responsibilities, (ii) any significant issues arising during the audit, and (iii) other matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees.”  We received the written disclosures from BDO USA, LLP required by Rule 3520 of the PCAOB. We have discussed with the Company’s independent registered public accounting firm the accounting firm’s independence from Company management. In addition, we have discussed the adequacy of the Company’s internal control over financial reporting with the Company’s independent registered public accounting firm and its management.

Based on the review and discussions referred to above, we recommended to the  Board and the Board subsequently approved, that the Company’s year-end audited consolidated financial statements be included in the Company’s 2013 Annual Report on its Form 10-K for the year ended December 31, 2013 for filing with the SEC.

The Audit Committee

Larry A. Jobe, Chairman
Gerald E. Gilbert
Alan D. Kennedy
Robert A. Toth

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the 2014 Annual Shareholders’ Meeting. However, if any other matters properly come before us at the 2014 Annual Shareholders’ Meeting or any adjournments or postponements thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

ADDITIONAL INFORMATION AVAILABLE

ACCOMPANYING THIS PROXY STATEMENT IS A COPY OF OUR 2013 ANNUAL SHAREHOLDERS’ REPORT, WHICH INCLUDES CERTAIN INFORMATION THAT WAS CONTAINED IN OUR ANNUAL REPORT ON FORM 10-K. OUR ANNUAL SHAREHOLDERS’ REPORT AND FORM 10-K CAN BE VIEWED ON OUR CORPORATE WEBSITE AT WWW.MANNATECH.COM OR UPON WRITTEN REQUEST BY ANY SHAREHOLDER.

FORWARD-LOOKING STATEMENTS

Certain disclosures and analysis in this proxy statement may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain events, risks, and uncertainties that may be outside our control. Forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. Similarly, descriptions of our objectives, strategies, plans, goals, targets, or other statements other than statements of historical fact contained herein are also considered forward-looking statements. All of these statements are based on assumptions that are subject to change and other risks. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in our business are set forth in our filings with the SEC. Estimates of future financial or operating performance provided by us are based on existing market conditions and information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon many factors, including the success of our international operations, our ability to attract and retain associates, changes in laws and governmental regulations and changes in market conditions. All subsequent written and oral forward-looking statements attributable to us or to individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

By order of our Board of Directors,

J. Stanley Fredrick
Chairman of the Board of Directors

Dated: April 15, 2014

Appendix A
MANNATECH, INCORPORATED
FREQUENTLY ASKED QUESTIONS

Our Board of Directors (the “Board”) urges all shareholders to read all of the information included in the proxy materials provided to them. As a courtesy, the Board is providing each shareholder with the following list of frequently asked questions in hopes of eliminating some of the more commonly asked questions and keeping our shareholders informed of the various policies and procedures that must be followed for the 2014 Annual Shareholders’ Meeting.

1.  Why did I receive a Notice of Internet Availability of Proxy Materials this year instead of a paper copy of the proxy materials?

Pursuant to rules promulgated by the SEC, we are providing access to our proxy materials over the Internet. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. The notice contains instructions on how to access our proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials by mail.

2.  Why didn’t I receive a Notice of Internet Availability of Proxy Materials?

We are providing some of our shareholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice of Internet Availability of Proxy Materials. In addition, we are providing the Notice of Internet Availability of Proxy Materials by e-mail to those shareholders who have previously elected delivery of the proxy materials electronically. Those shareholders should have received an e-mail containing a link to the website where materials are available.

If you received a paper copy of the proxy materials, you may elect to receive future proxy materials electronically by following the instructions on your proxy card or voting instruction form. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials.

3.  How can I access the proxy materials over the Internet?

Your Notice of Internet Availability of Proxy Materials or proxy card will contain instructions on how to view our proxy materials for the 2014 Annual Shareholders’ Meeting on the Internet. Our proxy materials are also available on our company website at http://www.mannatech.com.

4.  What is the difference between a proxy-voting card and a ballot?

A proxy-voting card is mailed to a shareholder. The proxy-voting card gives specific instructions on how to cast a vote prior to our 2014 Annual Shareholders’ Meeting by mail, telephone, or the Internet. The instructions on the proxy-voting card are different depending on whether the shareholder owns shares directly or through a broker. Shareholders should read and follow all of the instructions in their packets to ensure their votes are counted. Ballots will be handed out at the 2014 Annual Shareholders’ Meeting to shareholders of record who own shares on the close of business on April 4, 2014.

5.  What shares owned by a shareholder can be voted either by proxy or at the 2014 Annual Shareholders’ Meeting?

All shares owned directly by a shareholder of record or indirectly as a beneficial owner as of the record date, April 4, 2014, may be voted by the shareholder prior to the meeting by telephone or through the Internet, or by returning a proxy card, without having to attend the shareholder meeting in person. At the 2014 Annual Shareholders’ Meeting, shares may be voted using a ballot by (i) shareholders of record who are verified with a valid form of identification and (ii) beneficial owners who are verified with a power of attorney from the broker of record giving them authority to vote at the meeting. If a shareholder does not have this information from his or her broker, our Inspector of Elections will not be able to count such shareholder’s vote because the broker may have already cast a vote on such shareholder’s behalf. We strongly recommend that a shareholder read the instructions on the Notice of Internet Availability of Proxy Materials or on the proxy-voting card received by the shareholder or provided by the shareholder’s broker prior to the 2014 Annual Shareholders’ Meeting to understand how to cast a vote at the meeting. A shareholder’s broker can usually mail or fax a shareholder any necessary paperwork prior to the meeting.

6.  What is the difference between direct ownership and beneficial ownership?

A shareholder has DIRECT OWNERSHIP over its shares if such shareholder is a holder of record of our common stock, meaning the shareholder either holds stock certificates in the shareholder’s own name or holds book-entry shares registered in the shareholder’s own name. This is evidenced by the shareholder’s receipt of all mailings directly from either our transfer agent, Computershare, or us. A shareholder has BENEFICIAL OWNERSHIP over its shares if such shareholder has delivered its stock certificates to a broker or purchased shares through a broker and receives all of our mailings either from a broker or through a solicitor, which is usually Broadridge Financial Solutions, Inc. As a beneficial owner, the shareholder still owns the shares, but our transfer agent does not have individual shareholders’ names from the brokers. The only information our transfer agent has is the aggregate total number of shares each broker of record holds on behalf of its clients.

7.  How is voting different for direct holders versus beneficial owners?

Our transfer agent has the names of the shareholders who directly hold shares of our common stock, but it does not have any detailed information (such as the individual names or number of shares held) concerning shareholders who own shares through brokers. Only the individual brokers have the detailed information about each shareholder’s beneficial ownership. Each brokerage group is responsible for reporting its clients’ votes to our transfer agent and for providing all mailings to our shareholders who own stock through their brokerage firm. Each brokerage group also has its own set of instructions on how to cast a vote with such brokerage firm.

8.  What does it mean if I received more than one set of materials?

This means your shares are registered with different names. For example, you may own some shares directly as a “holder of record” and other shares through a broker in “street name,” or you may own shares through more than one broker. In these situations, you may receive multiple sets of proxy materials. It is necessary for you either to attend in person (please note, however, that if a broker or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from that registered holder a proxy card issued in your name), follow the instructions to vote your shares by telephone or through the Internet provided in the Notice of Internet Availability of Proxy Materials or return a signed, dated and marked proxy card if you received a paper copy of the proxy card. If you vote by mail, make sure you return each proxy card in the return envelope that accompanied that proxy card.

9.  Can I change my proxy vote?

Both direct shareholders and beneficial shareholders can revoke a proxy-vote prior to commencement of the 2014 Annual Shareholders’ Meeting. Attendance at the 2014 Annual Shareholders’ Meeting will not in itself constitute a revocation of a shareholder’s proxy-vote. Generally, shareholders may revoke their proxy-vote by submitting a new proxy-vote with a later date or by voting in person at our 2014 Annual Shareholders’ Meeting. Shareholders should call the telephone number listed within the shareholder information packets to obtain specific instructions on how to revoke their proxy-vote. Specific instructions on how to revoke a proxy-vote may be different depending on whether a shareholder is a direct shareholder of record or a beneficial shareholder.

Each set of instructions should include the shareholder’s account number and the solicitor’s telephone number and email address. Our Inspector of Elections will only count the verified proxy-votes received from each shareholder and brokerage firm with the latest date. Each share of our common stock represents one vote. Shareholders should call the telephone number provided to them in their shareholder information packets if they are unsure or have any questions. Telephone numbers may be different depending on whether a shareholder is a direct shareholder of record or a beneficial shareholder. The telephone numbers may also be different if a shareholder holds shares at different brokerage firms.

10.  How can I attend the 2014 Annual Shareholders’ Meeting?

The 2014 Annual Shareholders’ Meeting will be held on May 28, 2014 at 9:00 a.m., Central Daylight Time, at the Grapevine Convention Center in Grapevine, Texas. Shareholders will be admitted upon check-in. No cameras or recording equipment will be permitted in the meeting room.

11.  Where can I find the voting results of the 2014 Annual Shareholders’ Meeting?

We will announce preliminary voting results of the 2014 Annual Shareholders’ Meeting in a press release issued on or about May 28, 2014, and will publish final voting results on Form 8-K, which is expected to be filed with the Securities and Exchange Commission (“SEC”) on or before June 3, 2014.

12.  Can I have someone else cast a vote for me at the 2014 Annual Shareholders’ Meeting?

In order to have someone else cast your vote at the meeting, you must provide the person with whom you would like to cast your vote a power of attorney form. This person is called a shareholder designee (“designee”). A valid power of attorney form must be notarized and contain the following:

•	the date;
•	the full name of the designee;
•	the number of shares you hold and to be voted by the designee;
•	the nature and extent of the authority granted to the designee;
•	the expiration date that terminates the designee’s rights to cast your vote on your behalf; and
•	your signature.

The original power of attorney form must be attached to the ballot that is turned in at the meeting by the designee. If you are a beneficial owner, you must also provide the proper documentation from your broker of record to the designee, which would allow you to vote and attend the meeting. The designee should then attach all of the original form(s) to the ballot to be turned in at the 2014 Annual Shareholders’ Meeting.

The designee must complete a separate ballot and attach the original power of attorney form and/or the proper documentation from the broker (only if the shares are held through a broker) and must sign each ballot as your designee.

13.  How can I vote against some or all of the nominees for the Board?

To vote against some or all of our Board nominees, you should check the “WITHHOLD ALL” or the “FOR ALL EXCEPT” boxes next to the name of each of the applicable nominees on the proxy-voting card or ballot.

14.  How can I write-in a nominee for the Board?

You CANNOT write-in additional Board nominees on your proxy-voting card when voting by mail, telephone, or the Internet. You may ONLY write-in the names of additional nominees for whom you wish to vote in person on the ballot at the 2014 Annual Shareholders’ Meeting.

To write-in a nominee on the ballot at the 2014 Annual Shareholders’ Meeting, you should check the “FOR ALL EXCEPT” box and identify the nominees for which you desire to vote against. You should then write-in your nominee(s) in the blank provided. You may only write-in as many nominees as you voted against. For example, if there were a total of three nominees listed on the ballot and you withheld a vote for two of the three nominees, two additional nominees may be written in.

15.  How can I recommend that a person be listed on the ballot as a nominee for the Board?

Shareholder recommendations for nominee(s) for the Board should have been submitted to our CFO by December 31, 2013, in order for the Board to have considered such persons for nomination at the 2014 Annual Shareholders’ Meeting. Nominee recommendations should include a candidate’s name, age, biographical information, and qualifications. Upon receipt, our CFO forwards the list of nominees to our Nominating/Governance and Compliance Committee. Our Nominating/Governance and Compliance Committee reviews all of the nominees and recommends a list of nominees to the Board. The Board then votes on the nominees. Only the nominees approved by the Board will be listed on our ballot, proxy-voting card, and in our proxy statement on Schedule 14A, which is expected to be filed with the SEC on or before April 15, 2014. To submit recommendations for a nominee to the Board at the 2015 Annual Shareholder Meeting, a shareholder should submit in writing the nominees information to our CFO by December 31, 2014. The nomination should be either faxed to (972) 471-7342 or mailed to our CFO at Mannatech, Incorporated, 600 S. Royal Lane, Suite 200, Coppell, Texas 75019.

16.  How are the votes counted?

Our Inspector of Elections will be responsible for tabulating all of the votes for the 2014 Annual Shareholders’ Meeting. The presence, in person or by proxy-vote, of the holders of at least a majority of shares of our common stock outstanding, as of the record date, is necessary to have a quorum for the 2014 Annual Shareholders’ Meeting. “ABSTAIN” votes and “broker non-votes” will be counted as present for purposes of determining a quorum.  A “broker non-vote” occurs when brokers holding shares in “street name” have not received voting instructions from the beneficial owner and either chooses not to vote those shares on a routine matter at the 2014 Annual Shareholders’ Meeting or is not permitted to vote those shares on a non-routine matter.

In tabulating the votes, if a proxy-vote or ballot is signed by the shareholder but submitted without providing specific voting instructions, the shareholder’s vote will be counted as a vote “FOR” each of the proposals.  If your shares are held in “street name” and you do not provide specific voting instructions to your broker, then your shares will not be included in the vote for Proposal 1 (Election of Director), Proposal 3 (“Say-on-Pay” Advisory Vote) or Proposal 4 (Incentive Plan Amendment), but will be voted at the discretion of your broker with respect to Proposal 2 (Ratification of Auditors).

For Proposal 1 (Election of Director) — If a quorum is obtained, our Class III directors will be elected by a plurality of the shares represented, in person or by proxy, at the 2014 Annual Shareholders’ Meeting and entitled to vote. This means that the two nominees receiving the highest number of affirmative votes at the meeting will be elected as our two Class III directors. Votes marked “FOR ALL” will be counted in favor of all nominees. Votes marked “WITHHOLD ALL” will be counted against all nominees. To specify differently, a shareholder must check the “FOR ALL EXCEPT” box and then write the names of the nominees for whom the shareholder wishes to vote against. Votes marked “WITHHOLD ALL” have no effect on the vote since a plurality of the votes is required for the election of each nominee. Shareholders may not abstain from voting with respect to the election of directors.

A shareholder cannot write-in the names of additional nominees when voting by proxy. However, at the meeting, shareholders of record will be allowed to write-in additional names of nominee(s) on the ballot. To write-in a nominee on the ballot, the shareholder will need to check the “FOR ALL EXCEPT” box and identify each of the nominees for which the shareholder does not wish to vote in the space provided. The shareholder will then be allowed to write-in only as many nominees as the shareholder has withheld votes from. For example, if there are a total of two nominees listed on the ballot and the shareholder wishes to withhold its vote for one of the two nominees, the shareholder should list the names of the one nominee for whom the vote is withheld and write-in up to one additional names for nominees to the Board.

For Proposal 2 (Ratification of Auditors) — If a quorum is obtained, and a majority of the shares represented, in person or by proxy, at the 2014 Annual Shareholders’ Meeting and entitled to vote, are in favor of Proposal 2, the ratification of the appointment of our independent registered public accounting firm for the year ended December 31, 2014, will be approved. Votes marked “FOR” Proposal 2 will be counted in favor of the ratification of the appointment of our independent registered public accounting firm for the year ended December 31, 2014. An abstention from voting on Proposal 2 will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote.  Accordingly, an “ABSTENTION” will have the same effect as a vote “AGAINST” Proposal 2.

For Proposal 3 (“Say-on-Pay”Advisory Vote) — If a quorum is obtained, and a majority of shares represented, in person or by proxy, at the 2014 Annual Shareholders’ Meeting and entitled to vote, are in favor of Proposal 3  the current executive compensation program will be approved by shareholders on an advisory basis. Votes marked “FOR” Proposal 3 will be counted in favor of the current executive compensation program. An abstention from voting on Proposal 3 will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an “ABSTENTION” will have the same effect as a vote “AGAINST” Proposal 3.  “Broker non-votes” are not considered shares entitled to vote for purposes of Proposal 3 and thus will have no effect on the outcome of the approval, on an advisory basis, of our executive compensation program.

For Proposal 4 (Incentive Plan Amendment) — If a quorum is obtained, and a majority of the shares represented, in person or by proxy, at the 2014 Annual Shareholders’ Meeting and entitled to vote, are voted in favor of Proposal 4 (Incentive Plan Amendment), our 2008 Stock Incentive Plan will be amended to increase the number of shares of common stock subject to the plan by 130,000. Votes marked “FOR” Proposal 4 (Incentive Plan Amendment) will be counted in favor of amendment of the 2008 Stock Incentive Plan. An abstention from voting on Proposal 4 will not be voted on that proposal, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an “ABSTENTION” will have the same effect as a vote “AGAINST” Proposal 4. “Broker non-votes” are not considered shares entitled to vote for purposes of Proposal 4 and thus will have no effect on the outcome of the approval of the amendment of the 2008 Stock Incentive Plan.

17.  What should I do if I never received my proxy materials or if the proxy materials have been lost?

You should contact your broker’s customer service department. The broker should verify that you were a shareholder on the close of business on April 4, 2014 and give you specific instructions on how to obtain new proxy materials and cast a vote. Anyone can view our 2014 proxy statement by logging onto our corporate website, www.mannatech.com.

Appendix B

MANNATECH, INCORPORATED
2008 STOCK INCENTIVE PLAN

(As proposed to be amended at the 2014 Annual Meeting of Shareholders)

1.	Purpose; Eligibility.

1.1.              General Purpose.  The name of this plan is the Mannatech, Incorporated 2008 Stock Incentive Plan (the “Plan”).  The purpose of the Plan is to enable Mannatech, Incorporated, a Texas corporation (the “Company”), and any Affiliate to obtain and retain the services of the types of Employees, Consultants and Directors who will contribute to the Company’s long range success and to provide incentives that are linked directly to increases in share value which will inure to the benefit of all shareholders of the Company.

1.2.              Eligible Award Recipients.  The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates.

1.3.              Available Awards.  The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of one or more of the following Awards:  (a) Incentive Stock Options; (b) Nonstatutory Stock Options; and (c) Restricted Stock.

2.	Definitions.

2.1.               “409A Award” means an Award that is considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code and Section 8 of this Plan.

2.2.               “Administrator” means the Board or the Committee appointed by the Board in accordance with Section 3.5.

2.3.               “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code and any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture or unincorporated organization that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.  For this purpose “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through ownership of voting securities, by contract or otherwise.

2.4.               “Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, Restricted Stock, and a 409A Award.

2.5.               “Award Agreement” means a written agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant.  Each Award Agreement shall be subject to the terms and conditions of the Plan.

2.6.               “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

2.7.               “Board” means the Board of Directors of the Company.

2.8.               “Cashless Exercise” has the meaning set forth in Section 6.4.

2.9.               “Cause” means, (a) with respect to any Participant who is a party to an employment or service agreement or employment policy manual with the Company or its Affiliates and such agreement or policy manual provides for a definition of Cause, as defined therein and (b) with respect to all other Participants, (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate, (ii) conduct tending to bring the Company into substantial public disgrace, or disrepute, (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate or (iv) material violation of state or federal securities laws.  The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

2.10.            “Change in Control” shall mean:

(a)            The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(b)            The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(c)            The adoption of a plan relating to the liquidation or dissolution of the Company; or

(d)            The consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act), becomes the Beneficial Owner of more than fifty percent (50%) of the voting power of the Company.

The foregoing notwithstanding, a transaction shall not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; (ii) it constitutes a secondary public offering that results in any security of the Company being listed (or approved for listing) on any securities exchange or designated (or approved for designation) as a security on an interdealer quotation system; (iii) it constitutes a change in Beneficial Ownership that results from a change in ownership in an existing shareholder; or (iv) solely because fifty percent (50%) or more of the total voting power of the Company’s then outstanding securities is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit Plans of the Company or any Affiliate or (B) any company which, immediately prior to such transaction, is owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

2.11.            “Code” means the Internal Revenue Code of 1986, as amended.

2.12.            “Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.5.

2.13.            “Common Stock” means the common stock, $0.0001 par value per share of the Company.

2.14.            “Company” means Mannatech, Incorporated, a Texas corporation.

2.15.            “Consultant” means any person, including an advisor (a) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or who provides bona fide consulting or advisory services to the Company or an Affiliate pursuant to a written agreement or (b) who is a member of the Board of Directors of an Affiliate; provided that, except as otherwise permitted in Section 5.4(b) hereof, such person is a natural person and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.16.            “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service.  For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service.  The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

2.17.            “Covered Employee” means the chief executive officer and the four other highest compensated officers of the Company for whom total compensation is or would be required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

2.18.            “Date of Grant” means, provided the key terms and conditions of the Award are communicated to the Participant within a reasonable period of time following the Administrator’s action, the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Company Common Stock or, if a subsequent date is set forth in such resolution or determined by the Administrator as the Date of Grant, then such date as is set forth in such resolution.  In any situation where the terms of the Award are subject to negotiation with the Participant, the Date of Grant shall not be earlier than the date the key terms and conditions of the Award are communicated to the Participant.

2.19.            “Detrimental Activity” means: (a) violation of the terms of any agreement with the Company concerning non-disclosure, confidentiality, intellectual property, privacy or exclusivity; (b) disclosure of the Company’s confidential information to anyone outside the Company, without prior written authorization from the Company, or in conflict with the interests of the Company, whether the confidential information was acquired or disclosed by the Participant during or after employment by the Company; (c) failure or refusal to disclose promptly or assign to the Company all right, title and interest in any invention, work product or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the interests of the Company or, the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (d) activity that is discovered to be grounds for or results in termination of the Participant's employment for Cause; (e) any breach of a restrictive covenant contained in any employment agreement, Award Agreement or other agreement between the Participant and the Company, during any period for which a restrictive covenant prohibiting Detrimental Activity, or other similar conduct or act, is applicable to the Participant during or after employment by the Company; (f) any attempt directly or indirectly to induce any Employee of the Company to be employed or perform services or acts in conflict with the interests of the Company; (g) any attempt, in conflict with the interests of the Company, directly or indirectly, to solicit the trade or business of any current or prospective customer, client, supplier or partner of the Company; (h) the conviction of, or guilty plea entered by, the Participant for any felony or a crime involving moral turpitude whether or not connected with the Company; or (i) the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company.

2.20.            “Director” means a member of the Board.

2.21.            “Disability” means that the Optionholder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3).  The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator.  Except in situations where the Administrator is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Code Section 22(e)(3), the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

2.22.            “Effective Date” shall mean February 21, 2008, the date the Board adopted the Plan.

2.23.             “Employee” means any person employed by the Company or an Affiliate.  Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

2.24.            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.25.            “Existing Plan” means the Mannatech, Incorporated 2000 Stock Option Plan.

2.26.            “Fair Market Value” means, as of any date, the value of the Common Stock as determined below.  The Fair Market Value on any date on which the Company’s shares of Common Stock are readily tradable on an established securities market shall be: (a) if the Common Stock is admitted to trading on a national securities exchange or recognized market for which closing prices are reported on any date, the Fair Market Value on any given date shall not be less than the closing price reported for the Common Stock on the principal national securities exchange or recognized market on which the Company’s Common Stock is listed or admitted to trading for such date or, if no sales were reported for such date, for the last date preceding the date on which such a sale was reported; or (b) if closing prices are not reported, the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Common Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported.  In the absence of an established market for the Common Stock, the Fair Market Value determined in good faith by the Administrator through the reasonable application of a reasonable valuation method based on the facts and circumstances as of the valuation date, including by an independent appraisal that meets the requirements of Code Section 401(a)(28)(C) and the regulations promulgated thereunder as of a date that is no more than twelve (12) months before the relevant transaction to which the valuation is applied (for example, the grant date of a stock option), and such determination shall be conclusive and binding on all persons.

2.27.            “Form S-8” has the meaning set forth in Section 5.4(b).

2.28.            “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.29.            “Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director.  No individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

2.30.            “Listing Date” means the first date upon which any security of the Company is required to be registered under Section 12 of the Exchange Act and is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.31.            “Market Stand-Off” has the meaning set forth in Section 15.

2.32.            “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

2.33.            “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.34.            “Officer” means (a) before the Listing Date, any person designated by the Company as an officer and (b) on and after the Listing Date, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.35.            “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

2.36.            “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

2.37.            “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

2.38.            “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(3).

2.39.            “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

2.40.            “Permitted Transferee” means: (a) any spouse, parents, siblings (by blood, marriage or adoption) or lineal descendants (by blood, marriage or adoption) of a Participant; (b) any trust or other similar entity for the benefit of a Participant or the Participant’s spouse, parents, siblings or lineal descendants; provided, however, that any transfer made by a Participant to a Permitted Transferee may only be made if the Permitted Transferee, prior to the time of transfer of stock, agrees in writing to be bound by the terms of this Plan and provides written notice to the Company of such transfer.

2.41.            “Plan” means this Mannatech, Incorporated 2008 Stock Incentive Plan.

2.42.            “Restricted Period” has the meaning set forth in Section 7.1.

2.43.            “Restricted Stock” has the meaning set forth in Section 7.1.

2.44.            “Right of Repurchase” means the Company’s option to repurchase unvested Common Stock acquired under the Plan upon the Participant’s termination of Continuous Service pursuant to Section 11.7.

2.45.            “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.46.            “Rule 701” has the meaning set forth in Section 5.4(a).

2.47.            “Securities Act” means the Securities Act of 1933, as amended.

2.48.            “Stock for Stock Exchange” has the meaning set forth in Section 6.4.

2.49.            “Surviving Entity” means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than fifty percent (50%) of the voting power of the entity existing following the merger, consolidation or similar transaction.  In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity.  In making the determination of ownership by the shareholders of an entity immediately after the merger, consolidation or similar transaction, equity securities which the shareholders owned immediately before the merger, consolidation or similar transaction as shareholders of another party to the transaction shall be disregarded.  Further, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

2.50.            “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	Administration.

3.1.               Administration by Board.  The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3.5.

3.2.               Powers of Administrator.  The Administrator shall have the power and authority to select and grant to Participants, Awards pursuant to the terms of the Plan.

3.3.               Specific Powers.  In particular, the Administrator shall have the authority: (a) to construe and interpret the Plan and apply its provisions; (b) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (d) to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act, provided such delegation is pursuant to a resolution that specifies the total number of shares of Common Stock that may be subject to Awards by such Officer and such Officer may not make an Award to himself or herself; (e) to determine when Awards are to be granted under the Plan; (f) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted; (g) to determine the number of shares of Common Stock to be made subject to each Award; (h) to determine whether each Option is to be an Incentive Stock Option or a Nonstatutory Stock Option; (i) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment, vesting provisions and Right of Repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (j) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, the purchase price or exercise price, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award, such amendment shall also be subject to the Participant’s consent (provided, however, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Common Stock subject to an Option and the exercise price, shall not constitute an impairment of the Participant’s rights that requires consent); (k) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their Continuous Service for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies; (l) to make decisions with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments; and (m) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

3.4.               Decisions Final.  All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.5.               The Committee.

(a)            General.  The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated.  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Administrator shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.  The members of the Committee shall be appointed by and serve at the pleasure of the Board.  From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee.  The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board.  Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(b)            Committee Composition when Common Stock is Registered.  At such time as the Common Stock is required to be registered under Section 12 of the Exchange Act, in the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors who are also Outside Directors.  The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code.  However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors.  Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.  Nothing herein shall create an inference that an option is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.

3.6.               Indemnification.  In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrator shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted under the Plan, and against all amounts paid by the Administrator in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within sixty (60) days after institution of any such action, suit or proceeding, such Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

3.7.               Option Exchange Program. The Board shall have the authority to institute one, and only one, Option Exchange Program.  Such Option Exchange Program must commence no more than six months after the date of approval by the shareholders of the Company, and shall be subject to the requirements of Section 6 hereof and to the conditions set forth in this Section 3.7.

(a)            Each eligible Optionholder will be permitted to exchange all, or none, of the Options deemed eligible for exchange for replacement Options (the “Eligible Options”) on a grant-by-grant basis.

(b)            The Board shall determine, before the commencement of the Option Exchange Program, the exchange ratio of shares of Common Stock subject to each Eligible Option surrendered in exchange for replacement Options granted, which ratio will depend on the original exercise price of the Eligible Option and the then-current fair value of the Option (calculated using the Black-Scholes option pricing model).  The Board shall determine the exchange ratio or ratios in a manner intended to result in the grant of replacement Options that have a fair value approximately equal to the fair value of the Eligible Options they replace.

(c)            In any event, the number of shares of Common Stock subject to Options under the Option Exchange Program shall be reduced, such that each replacement Option will provide for the purchase of fewer shares of Common Stock than were subject to the Eligible Option surrendered in exchange for the replacement Option.

(d)            Replacement Options exchanged for Eligible Options will be unvested and non-exercisable on the Date of Grant.  The replacement Options will vest and become exercisable in three equal annual installments beginning 12 months after their Date of Grant.

(e)            Such other terms as have been approved by the Company’s shareholders.

4.	Shares Subject to the Plan.

4.1.               Share Reserve.  Subject to the provisions of Section 12.1 relating to adjustments upon changes in Common Stock, the shares that may be issued pursuant to Awards shall consist of the Company’s authorized but unissued Common Stock, and the maximum aggregate amount of such Common Stock which may be issued upon exercise of all Awards under the Plan shall not exceed ~~200,000~~ 330,000 shares of Common Stock plus any shares of Common Stock that were reserved under the Existing Plan but not yet subject to issued awards and any shares of Common Stock underlying awards granted to Employees prior to the Effective Date under the Existing Plan that have been issued and are outstanding on the Effective Date that expire, are forfeited or terminate for any reason without having been exercised in full. As of April 18, 2008, there are 2,339 shares reserved for issuance under the Existing Plan that are not subject to issued awards and 71,551 shares that are reserved for issuance under outstanding but unexercised awards, as adjusted for the 1-for-10 reverse stock split effected January 13, 2012.  All shares reserved for issuance under this Plan may be used for Incentive Stock Options or any other Award.  Awards for fractional shares of Common Stock may not be issued under the terms of the Plan.

4.2.               Reversion of Shares to the Share Reserve.  If any Award shall for any reason expire or otherwise terminate, in whole or in part, or is surrendered pursuant to an Option Exchange Program, the shares of Common Stock not acquired under such Award shall revert to and again become available for issuance under the Plan.  If shares of Common Stock issued under the Plan are reacquired by the Company pursuant to the terms of any forfeiture provision, including the Right of Repurchase of unvested Common Stock under Section 11.7, such shares shall again be available for purposes of the Plan.

4.3.               Source of Shares.  The shares of Common Stock subject to the Plan may be authorized but unissued Common Stock or reacquired Common Stock, bought on the market, pursuant to any forfeiture provision or otherwise.

5.	Eligibility.

5.1.               Eligibility for Specific Awards.  Incentive Stock Options may be granted only to Employees.  Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

5.2.               Ten Percent Shareholders.  A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock at the Date of Grant and the Option is not exercisable after the expiration of five (5) years from the Date of Grant.

5.3.               Section 162(m) Limitation.  Subject to the provisions of Section 12.1 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Awards covering more than 50,000 shares during any fiscal year.  This Section 5.3 shall not apply prior to the Listing Date and, following the Listing Date, this Section 5.3 shall not apply until: (a) the earliest of: (i) the first material modification of the Plan (including any increase in the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 4.1); (ii) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (iii) the expiration of the Plan; or (iv) the first meeting of shareholders at which Directors are to be elected that occurs after the close of the third (3rd) calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (b) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

5.4.               Consultants.

(a)            Prior to the Listing Date, a Consultant shall not be eligible for the grant of an Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

(b)            From and after the Listing Date, a Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company (i.e., capital raising), or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

5.5.              Directors.  Each Director of the Company shall be eligible to receive discretionary grants of Awards under the Plan.  If the Board separately adopts a compensation policy covering some or all directors that provides for a predetermined formula grant that specifies the type of Award, the timing of the Date of Grant and the number of shares to be awarded under the terms of this Plan, such formula grant shall be incorporated by reference and will be administered as if such terms were provided under the terms of the Plan without any requirement that the Administrator separately take action to determine the terms of such Awards.

6.	Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate.  All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option.  Notwithstanding the  foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code and Section 8 of the Plan.  The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1.              Term.  Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

6.2.              Exercise Price of an Incentive Stock Option.  Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.  Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3.              Exercise Price of a Nonstatutory Stock Option.  The exercise price of each Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted; provided, however, any Nonstatutory Stock Option granted with an exercise price less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 6.15 and Section 8 hereof.  Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code, as if the Option was a statutory option.

6.4.              Consideration.  The exercise price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash, wire, or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Administrator, upon such terms as the Administrator shall approve, the exercise price may be paid: (i) by delivery of Company Common Stock held by the Optionholder, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate exercise price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) that have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) during any period for which the Common Stock is readily tradable on an established securities market (i.e., the Common Stock is listed on any national securities exchange or traded in any recognized securities market system), by a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Options (a “Cashless Exercise”); or (iii) in any other form of legal consideration that may be acceptable to the Administrator; provided, however, if applicable law requires, the par value (if any) of Common Stock, if newly issued, shall be paid in cash or cash equivalents.  If the Administrator determines that the exercise price may be paid by a promissory note, any Common Stock acquired upon exercise with a promissory note shall be pledged as security for payment of the principal amount of the promissory note and interest thereon.  The interest rate payable under the terms of such promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code.  Unless the Administrator determines otherwise, shares of Common Stock having a Fair Market Value at least equal to the principal amount of any loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.  Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).  Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any national securities exchange or traded in any recognized securities market system), an exercise with a promissory note or other transaction by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, or an Affiliate in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) shall be prohibited with respect to any Award under this Plan.  Unless otherwise provided in the terms of an Option Agreement, payment of the exercise price by a Participant who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act in the form of a Stock for Stock Exchange is subject to pre-approval by the Administrator, in its sole discretion.  Any such pre-approval shall be documented in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.

6.5.              Transferability of an Incentive Stock Option.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6.              Transferability of a Nonstatutory Stock Option.  A Nonstatutory Stock Option may, in the sole discretion of the Administrator, be transferable to a Permitted Transferee upon written approval by the Administrator to the extent provided in the Option Agreement.  A Permitted Transferee includes: (a) a transfer by gift or domestic relations order to a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than fifty percent (50%) of the voting interests; (b) third parties designated by the Administrator in connection with a program established and approved by the Administrator pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of such Nonstatutory Stock Option; and (c) such other transferees as may be permitted by the Administrator in its sole discretion.  If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.7.              Vesting.  The Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.  The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator may deem appropriate.  The vesting provisions of individual Options may vary.  The Administrator may, but shall not be required to, provide that no Option may be exercised for a fraction of a share of Common Stock.  The Administrator may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Option Agreement upon the occurrence of a specified event.

6.8.              Termination of Continuous Service.  Unless otherwise provided in an Option Agreement or in an employment agreement the terms of which have been approved by the Administrator, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability or termination by the Company for Cause), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three (3) months following the termination of the Optionholder’s Continuous Service, or (b) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.  Unless otherwise provided in an Option Agreement or in an employment agreement the terms of which have been approved by the Administrator, or as otherwise provided in Sections 6.10 and 6.11 of this Plan, outstanding Options that are not exercisable at the time an Optionholder’s Continuous Service terminates for any reason other than for Cause (including an Optionholder’s death or Disability) shall be forfeited and expire at the close of business on the date of such termination.  If the Optionholder’s Continuous Service terminates for Cause, all outstanding Options shall be forfeited (whether or not vested) and expire as of the beginning of business on the date of such termination for Cause.

6.9.              Extension of Termination Date.  An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason other than Cause (other than upon the Optionholder’s death or Disability) would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three (3) months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.10.            Disability of Optionholder.  Unless otherwise provided in an Option Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date that is twelve (12) months following such termination or (b) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

6.11.            Death of Optionholder.  Unless otherwise provided in an Option Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date that is (12) months following the date of death or (b) the expiration of the term of such Option as set forth in the Option Agreement.  If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

6.12.            Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

6.13.            Early Exercise.  The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option.  In such case, the shares of Common Stock acquired on exercise shall be subject to the vesting schedule that otherwise would apply to determine the exercisability of the Option.  Any unvested shares of Common Stock so purchased may be subject to any other restriction the Administrator determines to be appropriate.

6.14.            Reload Options.  At the discretion of the Administrator, the Option may include a “reload” feature pursuant to which an Optionholder exercising an option by the delivery of a number of shares of Common Stock in accordance with Section 6.4(b)(i) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Common Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Administrator may provide) to purchase that number of shares of Common Stock equal to the number delivered in a Stock for Stock Exchange of the original Option.

6.15.            Additional Requirements Under Section 409A.  Each Option Agreement shall include a provision whereby, notwithstanding any provision of the Plan or the Option Agreement to the contrary, the Option shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 hereof, in the event any Option under this Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Option on the date the Option is granted (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code.

7.	Provisions of Awards Other Than Options.

7.1.              Restricted Stock Award.  A Restricted Stock Award is an Award of actual shares of Common Stock (“Restricted Stock”), which may, but need not, provide that such Award of Restricted Stock may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Administrator shall determine.  Each Award of Restricted Stock shall be evidenced by an Award Agreement in such form and shall contain such terms, conditions and Restricted Periods as the Administrator shall deem appropriate, including the treatment of dividends or dividend equivalents, as the case may be.  The Administrator in its discretion may provide for an acceleration of the end of the Restricted Period in the terms of any Award of Restricted Stock, at any time, including in the event a Change in Control occurs.  The terms and conditions of the Award of Restricted Stock may change from time to time, and the terms and conditions of separate Award of Restricted Stock need not be identical, but each Award of Restricted Stock shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)            Purchase Price.  The purchase price of Restricted Stock, if any, shall be determined by the Administrator, and may be stated as cash, property or prior services.

(b)            Consideration.  The consideration for the Restricted Stock shall be paid either:  (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, property or a Stock for Stock Exchange, or prior services that the Administrator determines have a value at least equal to the Fair Market Value of such Common Stock.

(c)            Vesting.  The Award of Restricted Stock may, but need not, be subject to a Restricted Period that specifies a Right of Repurchase in favor of the Company in accordance with a vesting schedule to be determined by the Administrator, or forfeiture in the event the consideration was in the form of services.  The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Restricted Stock Award, at any time, including in the event a Change in Control occurs.

(d)            Termination of Participant’s Continuous Service.  Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Administrator, in the event a Participant’s Continuous Service terminates for any reason, the Company may exercise its Right of Repurchase or otherwise reacquire, or the Participant shall forfeit the unvested portion of an Award of Restricted Stock acquired in consideration of prior or future services, and any or all of the shares of Restricted Stock held by the Participant which have not vested as of the date of termination under the terms of the Restricted Stock Award shall be forfeited and the Participant shall have no rights with respect to the Award.

(e)            Transferability.  Restricted Stock shall be transferable by the Participant only upon such terms and conditions as are set forth in the Award Agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Award of Restricted Stock remains subject to the terms of the Award Agreement.

(f)            Concurrent Tax Payment.  The Administrator, in its sole discretion, may (but shall not be required to) provide for payment of a concurrent cash award in an amount equal, in whole or in part, to the estimated after tax amount required to satisfy applicable federal, state or local tax withholding obligations arising from the receipt and deemed vesting of restricted stock for which an election under Section 83(b) of the Code may be required.

(g)            Lapse of Restrictions.  Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator (including, without limitation, the Participant’s satisfaction of applicable tax withholding obligations attributable to the Award), the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of any restrictions except those that may be imposed by law, the terms of the Plan or the terms of an Award of Restricted Stock, to the Participant or the Participant’s beneficiary or estate, as the case may be, unless such Restricted Stock is subject to a deferral condition that complies with the 409A Award requirements that may be allowed or required by the Administrator in its sole discretion.  The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share in cash to the Participant or the Participant’s beneficiary or estate, as the case may be.  Unless otherwise subject to a deferral condition that complies with the 409A Award requirements, the Common Stock certificate shall be issued and delivered and the Participant shall be entitled to the beneficial ownership rights of such Common Stock not later than (i) the date that is two and one-half (2-1/2) months after the end of the Participant’s taxable year for which the Restricted Period ends and the Participant has a legally binding right to such amounts; (ii) the date that is two and one-half (2-1/2) months after the end of the Company’s taxable year for which the Restricted Period ends and the Participant has a legally binding right to such amounts, whichever is later; or (iii) such earlier date as may be necessary to avoid application of Code Section 409A to such Award.

8.	Additional Conditions Applicable to Nonqualified Deferred Compensation Under Section 409A of the Code.

In the event any Award under this Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Award on the Date of Grant (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or such Award is materially modified and deemed a new Award at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute a 409A Award, the following additional conditions shall apply and shall supersede any contrary vesting or exercise provisions of this Plan or the terms of any 409A Award agreement.

8.1.              Exercise and Distribution.  Notwithstanding any vesting or exercise provisions to the contrary, no 409A Award shall be exercisable or distributable earlier than upon one of the following:

(a)            Specified Time.  A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award, but not later than after the expiration of ten (10) years from the Date of Grant.  If the written grant instrument does not specify a fixed time or schedule, such time shall be the date that is the fifth anniversary of the Date of Grant.

(b)            Separation from Service.  Separation from service (within the meaning of Section 409A of the Code) by the 409A Award recipient; provided, however, if the 409A Award recipient is a “specified employee” (as defined in Section 1.409A-1(i) of the Treasury Regulations) and any of the Company’s stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 8.1(b) may not be made before the date which is six (6) months after the date of separation from service.  Nothing herein shall be deemed to extend the date that an Award would otherwise expire under the terms of the Award Agreement and this Plan.

(c)            Death.  The date of death of the 409A Award recipient.

(d)            Disability.  The date the 409A Award recipient becomes disabled (within the meaning of Section 8.4(b) hereof).

(e)            Unforeseeable Emergency.  The occurrence of an unforeseeable emergency (within the meaning of Section 8.4(c) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Common Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(f)            Change in Control Event.  The occurrence of a Change in Control Event (within the meaning of Section 8.4(a) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within twelve (12) months of the Change in Control Event.

8.2.              Term.  Notwithstanding anything to the contrary in this Plan or the terms of any 409A Award agreement, the term of any 409A Award shall expire and such Award shall no longer be exercisable on the date that is the later of: (a) two and one-half (2-1/2) months after the end of the Company’s taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture; or (b) two and one-half (2-1/2) months after the end of the 409A Award recipient’s taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture, but not later than the earlier of (i) the expiration of ten (10) years from the date the 409A Award was granted or (ii) the term specified in the 409A Award agreement.

8.3.              No Acceleration.  A 409A Award may not be accelerated or exercised prior to the time specified in Section 8 hereof, except in the case of one of the following events:

(a)            Domestic Relations Order.  The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the Participant as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(b)            Conflicts of Interest.  The 409A Award may permit the acceleration of the exercise or distribution time or schedule to the extent reasonably necessary to avoid the violation of an applicable federal, state or local ethics law or conflicts of interest law (as provided by Treasury Regulations § 1.409A-3(j)(4)(iii)).

(c)            Change in Control Event.  The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within twelve (12) months of the Change in Control Event and cancel the 409A Award for compensation.  In addition, the Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award provided that such acceleration does not change the time or schedule of payment of such Award and otherwise satisfies the requirements of this Section 8 and the requirements of Section 409A of the Code.

8.4.              Definitions.  Solely for purposes of this Section 8 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

(a)            “Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Treasury Regulations § 1.409A-3(i)(5)).  For example, a Change in Control Event will occur if:

(i)                        a person or more than one person acting as a group:

(A)            acquires ownership of stock that brings such person’s or group’s total ownership in excess of fifty percent (50%) of the outstanding stock of the Company; or

(B)            acquires ownership of thirty-five percent (35%) or more of the total voting power of the Company within a twelve (12) month period; or

(ii)                      acquires ownership of assets from the Company equal to forty percent (40%) or more of the total value of the Company within a twelve (12) month period.

(b)            “Disabled” means a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees.

(c)            “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

9.	Covenants of the Company.

9.1.              Availability of Shares.  During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

9.2.              Securities Law Compliance.  Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Administrator may require.  The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

10.	Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.

11.	Miscellaneous.

11.1.            Acceleration of Exercisability and Vesting.  The Administrator shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.  The Administrator shall inform the Company’s accounting department of any such changes to an Award.

11.2.            Shareholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 12.1 hereof.

11.3.            No Employment or Other Service Rights.  Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause, (b) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (c) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

11.4.            Transfer, Approved Leave of Absence.  For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

11.5.            Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (a) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (b) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

11.6.            Withholding Obligations.  To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means:  (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company; or (d) by execution of a recourse promissory note by a Participant who is not a Director or executive officer.  Unless otherwise provided in the terms of an Option Agreement, payment of the tax withholding by a Participant who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act by delivering previously owned and unencumbered shares of Common Stock of the Company or in the form of share withholding is subject to pre-approval by the Administrator, in its sole discretion.  Any such pre-approval shall be documented in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Award involved in the transaction.

11.7.            Right of Repurchase.  Each Award Agreement may provide that, following a termination of the Participant’s Continuous Service, the Company may repurchase the Participant’s unvested Common Stock acquired under the Plan as provided in this Section 11.7 (the “Right of Repurchase”).  The Right of Repurchase for unvested Common Stock shall be exercisable at a price equal to the lesser of the purchase price at which such Common Stock was acquired under the Plan or the Fair Market Value of such Common Stock (if an Award is granted solely in consideration of past services without payment of any additional consideration, the unvested Common Stock shall be forfeited without any repurchase).  The Award Agreement may specify the period of time following a termination of the Participant’s Continuous Service during which the Right of Repurchase may be exercised.

12.	Adjustments Upon Changes in Stock.

12.1.            Capitalization Adjustments.  If any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then (a) the aggregate number of shares of Common Stock or class of shares which may be purchased pursuant to Awards granted hereunder; (b) the aggregate number of shares of Common Stock or class of shares which may be purchased pursuant to Incentive Stock Options granted hereunder; (c) the number and/or class of shares of Common Stock covered by outstanding Options and Awards; (d) the maximum number of shares of Common Stock with respect to which Options may be granted to any single Optionholder during any calendar year; and (e) the exercise price of any Option in effect prior to such change shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Common Stock or change in the Fair Market Value of such Common Stock resulting from such transaction; provided, however, that any fractional shares resulting from the adjustment may be eliminated by a cash payment.  The Administrator shall make such adjustments in a manner that is intended to provide an appropriate adjustment that neither increases nor decreases the value of such Award as in effect immediately prior to such corporate change, and its determination shall be final, binding and conclusive.  The conversion of any securities of the Company that are by their terms convertible shall not be treated as a transaction “without receipt of consideration” by the Company.

12.2.            Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to such event.

12.3.            Change in Control – Asset Sale, Merger, Consolidation or Reverse Merger.  In the event of a Change in Control, a dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale, in one or a series of related transactions, of all or substantially all of the assets of the Company; a merger or consolidation in which the Company is not the Surviving Entity; or a reverse merger in which the Company is the Surviving Entity, but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then the Company, to the extent permitted by applicable law, but otherwise in the sole discretion of the Administrator may provide for: (a) the continuation of outstanding Awards by the Company (if the Company is the Surviving Entity); (b) the assumption of the Plan and such outstanding Awards by the Surviving Entity or its parent; (c) the substitution by the Surviving Entity or its parent of Awards with substantially the same terms (including an award to acquire the same consideration paid to the shareholders in the transaction described in this Section 12.3) for such outstanding Awards and, if appropriate, subject to the equitable adjustment provisions of Section 12.1 hereof; (d) the cancellation of such outstanding Awards in consideration for a payment (in the form of stock or cash) equal in value to the Fair Market Value of vested Awards, or in the case of an Option, the difference between the Fair Market Value and the exercise price for all shares of Common Stock subject to exercise (i.e., to the extent vested) under any outstanding Option; or (e) the cancellation of such outstanding Awards without payment of any consideration.  If such Awards would be canceled without consideration for vested Awards, the Participant shall have the right, exercisable during the later of the ten (10) day period ending on the fifth day prior to such merger or consolidation or ten (10) days after the Administrator provides the Award holder a notice of cancellation, to exercise such Awards in whole or in part without regard to any installment exercise provisions in the Option Agreement.

13.	Amendment of the Plan and Awards.

13.1.            Amendment of Plan.  The Board at any time, and from time to time, may amend or terminate the Plan.  However, except as provided in Section 12.1 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any applicable law or any securities exchange listing requirements.  At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

13.2.            Shareholder Approval.  The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

13.3.            Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

13.4.            No Impairment of Rights.  Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.  However, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value and the exercise price, shall not be an impairment of the Participant’s rights that requires consent of the Participant.

13.5.            Amendment of Awards.  The Administrator at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Administrator may not effect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.  For the avoidance of doubt, the cancellation of a vested Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Common Stock underlying the Option and the aggregate exercise price, shall not be an impairment of the Participant’s rights that requires consent of the Participant.

14.	General Provisions.

14.1.            Other Compensation Arrangements.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.2.            Recapitalizations.  Each Award Agreement shall contain provisions required to reflect the provisions of Section 12.1.

14.3.            Delivery.  Upon exercise of a right granted pursuant to an Award under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter.  Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, thirty (30) days shall be considered a reasonable period of time.

14.4.            Other Provisions.  The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Administrator may deem advisable.

14.5.            Cancellation and Rescission of Awards for Detrimental Activity.

(a)            Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that the Participant has not engaged in any Detrimental Activity described in Section 2.19.

(b)            Unless the Award Agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Awards at any time if the Participant engages in any Detrimental Activity described in Section 2.19.

(c)            In the event a Participant engages in Detrimental Activity described in Section 2.19 after any exercise, payment or delivery pursuant to an Award, during any period for which any restrictive covenant prohibiting such activity is applicable to the Participant, such exercise, payment or delivery may be rescinded within one (1) year thereafter.  In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Company.  The Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

14.6.            Disqualifying Dispositions.  Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two (2) years from the Date of Grant of such Incentive Stock Option or within one (1) year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

15.	Market Stand-Off.

Each Option Agreement and Award Agreement shall provide that, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, the Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, transfer the economic consequences of ownership or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”).  In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the shares of Common Stock acquired under this Plan until the end of the applicable stand-off period.  If there is any change in the number of outstanding shares of Common Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger or consolidation; a reverse merger or similar transaction, then any new, substituted or additional securities which are by reason of such transaction distributed with respect to any shares of Common Stock subject to the Market Stand-Off, or into which such shares of Common Stock thereby become convertible, shall immediately be subject to the Market Stand-Off.

16.	Effective Date of Plan.

The Plan became effective as of the Effective Date.  No Award granted on or after the Effective Date may be exercised (or, in the case of a stock Award, may be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

17.	Termination or Suspension of the Plan.

The Plan shall terminate automatically on the day before the tenth (10th) anniversary of the Effective Date.  No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date.  The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

18.	Choice of Law.

The law of the State of Texas shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

19.	Execution.

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the Plan as of the date specified below.

600 S. ROYAL LANE SUITE 200 COPPELL, TX 75019
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M72746-P51934 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MANNATECH, INCORPORATED

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Alan D. Kennedy
02) Robert A. Toth

The Board of Directors recommends you vote FOR the following proposals:

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in his discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

M72747-P51934

MANNATECH, INCORPORATED
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
MAY 28, 2014

The shareholder(s) hereby appoint(s) Larry A. Jobe as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Mannatech, Incorporated that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m., Central Daylight Time, on Wednesday, May 28, 2014, at the Grapevine Convention Center, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

(Continued and to be signed on reverse side)